-------------------------------------------------------------------------------



                                CREDIT AGREEMENT


                                   dated as of
                               SEPTEMBER 29, 1999

                                      AMONG

                      KINDER MORGAN ENERGY PARTNERS, L.P.,
                                 as the Company,


                        KINDER MORGAN OPERATING L.P. "B",
                           as the Subsidiary Borrower,


                            THE LENDERS PARTY HERETO,


                           FIRST UNION NATIONAL BANK,
                          as the Administrative Agent,
                   the Issuing Bank and the Swingline Lender,


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                                       and

                                SOCIETE GENERALE,
                             as Documentation Agent

                      -----------------------------------

                        FIRST UNION CAPITAL MARKETS CORP.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                       as Co-Arrangers and Co-Bookrunners

--------------------------------------------------------------------------------

                          TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS.........................................................2
  SECTION  1.01   Defined Terms................................................2
  SECTION  1.02   Classification of Loans and Borrowings......................22
  SECTION  1.03   Accounting Terms; Changes in GAAP...........................22
  SECTION  1.04   Interpretation..............................................23

ARTICLE II.  THE CREDITS......................................................24
  SECTION  2.01   Commitments.................................................24
  SECTION  2.02   Loans and Borrowings........................................24
  SECTION  2.03   Requests for Revolving Borrowings...........................25
  SECTION  2.04   Competitive Bid Procedure...................................26
  SECTION  2.05   Swingline Loans.............................................28
  SECTION  2.06   Letters of Credit...........................................29
  SECTION  2.07   Funding of Borrowings.......................................34
  SECTION  2.08   Interest Elections..........................................35
  SECTION  2.09   Termination and Reduction of Commitments....................36
  SECTION  2.10   Repayment of Loans; Evidence of Debt........................37
  SECTION  2.11   Prepayment of Loans.........................................38
  SECTION  2.12   Fees........................................................39
  SECTION  2.13   Interest....................................................40
  SECTION  2.14   Alternate Rate of Interest..................................41
  SECTION  2.15   Increased Costs.............................................42
  SECTION  2.16   Break Funding Payments......................................43
  SECTION  2.17   Taxes.......................................................44
  SECTION  2.18   Payments Generally; Pro Rata Treatment;
                  Sharing of Set-offs.........................................45
  SECTION  2.19   Mitigation Obligations; Replacement of Lenders..............46
  SECTION  2.20   Extensions of Maturity Date; Removal of Lenders.............47
  SECTION  2.21   Telephonic Notices..........................................49

ARTICLE III. CONDITIONS PRECEDENT.............................................49
  SECTION  3.01   Conditions Precedent to the Initial Credit Event............49
  SECTION  3.02   Conditions Precedent to All Credit Events...................51
  SECTION  3.03   Conditions Precedent to Conversions.........................51
  SECTION  3.04   Delivery of Documents.......................................51

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................52
  SECTION  4.01   Organization and Qualification..............................52
  SECTION  4.02   Authorization, Validity, Etc................................52
  SECTION  4.03   Governmental Consents, Etc..................................53
  SECTION  4.04   Conflicting or Adverse Agreements or Restrictions...........53
  SECTION  4.05   Properties..................................................53
  SECTION  4.06   Litigation and Environmental Matters........................53
  SECTION  4.07   Financial Statements........................................54
  SECTION  4.08   Disclosure..................................................54
  SECTION  4.09   Investment Company Act......................................55

                                                              Five-Year Facility

  SECTION  4.10   Public Utility Holding Company Act..........................55
  SECTION  4.11   ERISA.......................................................55
  SECTION  4.12   Tax Returns and Payments....................................55
  SECTION  4.13   Compliance with Laws and Agreements.........................56
  SECTION  4.14   Purpose of Loans............................................56
  SECTION  4.15   Year 2000...................................................56

ARTICLE V. AFFIRMATIVE COVENANTS..............................................56
  SECTION  5.01   Financial Statements and Other Information..................57
  SECTION  5.02   Litigation..................................................59
  SECTION  5.03   Existence, Conduct of Business..............................59
  SECTION  5.04   Payment of Obligations......................................59
  SECTION  5.05   Maintenance of Properties; Insurance........................60
  SECTION  5.06   Books and Records; Inspection Rights........................60
  SECTION  5.07   Compliance with Laws........................................60
  SECTION  5.08   Use of Proceeds and Letters of Credit.......................60
  SECTION  5.09   Further Assurances..........................................60
  SECTION  5.10   Performance of Obligations..................................60
  SECTION  5.11   Lines of Business...........................................61
  SECTION  5.12   Intercompany Notes..........................................61

ARTICLE VI.  NEGATIVE COVENANTS...............................................61
  SECTION  6.01   Indebtedness................................................61
  SECTION  6.02   Liens.......................................................63
  SECTION  6.03   Fundamental Changes.........................................63
  SECTION  6.04   Restricted Payments.........................................64
  SECTION  6.05   Transactions with Affiliates................................64
  SECTION  6.06   Restrictive Agreements......................................64
  SECTION  6.07   Financial Covenants.........................................64
  SECTION  6.08   Amendments to Certain Agreements............................65

ARTICLE VII. EVENTS OF DEFAULT................................................65
  SECTION  7.01   Events of Default and Remedies..............................65
  SECTION  7.02   Other Remedies..............................................68
  SECTION  7.03   Application of Moneys During Continuation of Event of
                  Default.....................................................68

ARTICLE VIII. THE ADMINISTRATIVE AGENT........................................69
  SECTION  8.01   Appointment, Powers and Immunities..........................69
  SECTION  8.02   Reliance by Administrative Agent............................70
  SECTION  8.03   Defaults; Events of Default.................................70
  SECTION  8.04   Rights as a Lender..........................................70
  SECTION  8.05   Indemnification.............................................70
  SECTION  8.06   Non-Reliance on Agents and other Lenders....................71
  SECTION  8.07   Action by Administrative Agent..............................71
  SECTION  8.08   Resignation or Removal of Administrative Agent..............72
  SECTION  8.09   Duties of Syndication Agent and Documentation Agent.........72

ARTICLE IX.  GUARANTY.........................................................73
  SECTION  9.01   Guaranty....................................................73
  SECTION  9.02   Continuing Guaranty.........................................73
  SECTION  9.03   Effect of Debtor Relief Laws................................76

                                                              Five-Year Facility

  SECTION  9.04   Waiver......................................................76
  SECTION  9.05   Full Force and Effect.......................................77

ARTICLE X. MISCELLANEOUS......................................................77
  SECTION  10.01  Notices, Etc................................................77
  SECTION  10.02  Waivers; Amendments.........................................78
  SECTION  10.03  Payment of Expenses, Indemnities, etc.......................79
  SECTION  10.04  Successors and Assigns......................................82
  SECTION  10.05  Assignments and Participations..............................82
  SECTION  10.06  Survival; Reinstatement.....................................85
  SECTION  10.07  Counterparts; Integration; Effectiveness....................85
  SECTION  10.08  Severability................................................85
  SECTION  10.09  Right of Setoff.............................................86
  SECTION  10.10  Governing Law; Jurisdiction; Consent to Service of
                  Process.....................................................86
  SECTION  10.11  Waiver of Jury Trial........................................87
  SECTION  10.12  Confidentiality.............................................87
  SECTION  10.13  Interest Rate Limitation....................................88
  SECTION  10.14  Exculpation Provisions......................................88


                                                              Five-Year Facility

SCHEDULES:

Schedule 4.01  Existing Subsidiaries
Schedule 4.06  Disclosed Matters
Schedule 6.02  Existing Liens
Schedule 6.06  Existing Restrictions

EXHIBITS:

Exhibit 1.01A       Form  of  Administrative  Questionnaire
Exhibit 1.01B       Form of Assignment and Acceptance
Exhibit 1.01C-1     Subsidiary  Borrower Letter of Credit
Exhibit 1.01C-2     Other  Existing  Letters  of  Credit
Exhibit 1.01-D      Form of Competitive  Note
Exhibit 1.01-E      Form of Revolving  Note
Exhibit 1.01-F      Form of Swingline  Note
Exhibit 2.03        Form of Borrowing  Request
Exhibit 2.04-A      Form of Competitive Bid Request
Exhibit 2.04-B      Form of Notice to Lenders of Competitive Bid Request
Exhibit 2.04-C      Form of Competitive Bid
Exhibit 2.06        Form of Letter of Credit Request
Exhibit 2.07        Form of Notice of Account Designation
Exhibit 2.08        Form of Interest Election Request
Exhibit 2.11        Form of Notice of Prepayment
Exhibit 5.01        Form of Compliance Certificate


                                                              Five-Year Facility

                                CREDIT AGREEMENT


           THIS  CREDIT  AGREEMENT,   dated  as  of  September  29,  1999  (this
"Agreement") is among:

           (a)  Kinder  Morgan  Energy   Partners,   L.P.,  a  Delaware  limited
partnership (the "Company");

           (b)  Kinder  Morgan   Operating   L.P.   "B",  a  Delaware   limited
partnership (the "Subsidiary Borrower");

           (c) the banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (the "Lenders" and together with each other Person that becomes a Lender pursuant to Section 10.05, collectively, the "Lenders");

           (d) First Union National Bank, a national banking association, individually as a Lender and as administrative agent for the Lenders (in such latter capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08, the "Administrative Agent");

           (e) Bank of America, N.A., as the Syndication Agent (the "Syndication Agent"); and

           (f) Societe Generale, as the Documentation Agent (the "Documentation Agent").


                             PRELIMINARY STATEMENTS

           The Company and the Subsidiary Borrower have requested that a credit facility be extended to them pursuant to which: (a) the Company may borrow from the Lenders (i) to repay in full the principal and accrued interest on all loans and other amounts outstanding under that certain Second Amended and Restated Credit Agreement dated as of December 1, 1998 among the Company, the Subsidiary Borrower, the subsidiary guarantors parties thereto, the lenders party thereto and First Union National Bank, as the arranger, the syndication agent, the administrative agent, the issuing bank and the swingline bank (as amended to date, the "Existing Credit Agreement"), (ii) to refinance indebtedness of SFPP, and (iii) for general working capital and other partnership purposes; and (b) the Company may obtain the issuance of letters of credit and the letters of credit (including the Subsidiary Borrower Letter of Credit) issued or otherwise outstanding under the Existing Credit Agreement will be deemed to be letters of credit issued hereunder.


                                                              Five-Year Facility

           NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

           SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Administrative Agent" has the meaning specified in the introduction to this Agreement.

      "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A.

      "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

      "Agreement" has the meaning specified in the introduction to this Agreement.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 2 of 1% and (b) the Prime Rate in effect for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Anniversary  Date" means each of  September  29, 2000 and  September  29,
2001.

                                                              Five-Year Facility

      "Applicable  Margin" means at any time and from time to time, a percentage
per  annum  equal  to  the  applicable   percentage  set  forth  below  for  the
corresponding Performance Level set forth below:

                    -------------------------------

                    Performance  LIBOR Borrowings
                       Level     Margin Percentage
                    -------------------------------
                          I            .375%
                    -------------------------------
                         II            .475%
                    -------------------------------
                        III            .575%
                    -------------------------------
                         IV            .750%
                    -------------------------------
                          V            .950%
                    -------------------------------

The Applicable Margin shall be determined by reference to the Performance Level in effect from time to time.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender=s Commitment. If the Total Commitment has terminated or expired, the Applicable Percentages shall be determined based upon the Total Commitment most recently in effect, giving effect to any assignments.

      "Application" has the meaning specified in Section 2.06(c).

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01B or any other form approved by the Administrative Agent.

      "Available Cash" means, with respect to any fiscal quarter of the Company (a "Test Quarter"), an amount equal to the algebraic sum of (a) the aggregate of all cash distributions actually made to and received by the Company from the Subsidiaries in respect of their Capital Stock during such fiscal quarter minus
(b) the aggregate amount of all cash disbursements, including disbursements for operating expenses, payments of principal of and interest on Indebtedness and taxes (net of amounts received or to be received by the Company from the Subsidiaries as reimbursement for such amounts), and capital expenditures (net of any borrowings to fund such capital expenditures permitted pursuant to this Agreement), actually paid by the Company during such Test Quarter, plus, in the case of a decrease, or minus, in the case of an increase (c) the amount by which, as at the end of such Test Quarter, cash reserves necessary in the reasonable discretion of the Company=s management for the proper conduct of the business of the Company and the Subsidiaries subsequent to such Test Quarter, decreased or increased from the amount of such reserves as at the end of the immediately preceding fiscal quarter.

      "Availability Period" means the period from and including the Effective Date, to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                                                              Five-Year Facility

      "Bankruptcy Code" has the meaning specified in Section 9.01(a).

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

      "Bonds" means the Port Facility Refunding Revenue Bonds (Enron Transportation Services, L.P. Project) Series 1994 in the aggregate principal amount of $23,700,000, as issued by the Jackson-Union Counties Regional Port District.

      "Borrowers" means, collectively, the Company and the Subsidiary Borrower and "Borrower" means either one of them.

      "Borrowing"  means  (a)  a  Revolving  Borrowing  or  (b)  a  Competitive
Borrowing.

      "Borrowing Date" means the Business Day upon which any Letter of Credit is to be issued or any Loan is to be made available to the Company.

      "Borrowing Request" has the meaning specified in Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York, or Charlotte, North Carolina, are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person=s equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

                                                              Five-Year Facility

      "Change in Control" means either (a) the acquisition through beneficial ownership or otherwise after the date hereof by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) of 30% of the Voting Stock of the General Partner; or (b) individuals who, at the beginning of any period of 12 consecutive months, constitute the General Partner=s board of directors cease for any reason (other than death or disability) to constitute a majority of the General Partner=s board of directors then in office; provided, however, that the acquisition of Kinder Morgan, Inc., the sole shareholder of the General Partner, by KN Energy, Inc. in a transaction in which the executive management of the General Partner becomes the executive management of KN Energy, Inc., shall not constitute a Change in Control.

      "Change in Control Event" means the execution of any definitive agreement which, when fully performed by the parties thereto, would result in a Change in Control.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender=s or the Issuing Bank=s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Charges" has the meaning specified in Section 10.13.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender=s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.05. The initial amount of each Lender=s
Commitment is set forth on its signature page hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

      "Communications" has the meaning specified in Section 10.01.

      "Companion Credit Agreement" means the Credit Agreement dated as of September 29, 1999 among the Company, the lenders party thereto, First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and Societe Generale, as Documentation Agent.

                                                              Five-Year Facility

      "Company"  has  the  meaning   specified  in  the  introduction  to  this
Agreement.

      "Company Debt Rating" means, with respect to the Company as of any date of determination, the rating that has been most recently announced by either S&P or Moody=s, as the case may be, for any non-credit enhanced, unsecured long-term senior debt issued or to be issued by the Company. For purposes of the foregoing:

           (a) if only one of S&P and Moody=s shall have in effect a Company Debt Rating, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be determined by reference to the available rating;

           (b) if, at any time, neither S&P nor Moody=s shall have in effect a Company Debt Rating, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be set in accordance with Performance Level V under the definition of "Applicable Margin"or "Facility Fee Rate," as the case may be;

           (c) if the ratings established by S&P and Moody=s shall fall within different Performance Levels, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be based upon the higher rating; provided, however, that, if the lower of such ratings is two or more Performance Levels below the higher of such ratings, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be based upon the rating that is one Performance Level above the lower rating;

           (d) if any rating established by S&P or Moody=s shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change; and

           (e) if S&P or Moody=s shall change the basis on which ratings are established by it, each reference to the Company Debt Rating announced by S&P or Moody=s shall refer to the then equivalent rating by S&P or Moody=s, as the case may be.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan substantially in the form of Exhibit 2.04-C.

      "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request by the Company for Competitive Bids in accordance with Section 2.04 substantially in the form of Exhibit 2.04-A.

      "Competitive Borrowing" means a borrowing consisting of a Competitive Loan or concurrent Competitive Loans of the same Type, as to which a single Interest Period is in effect and made on the same date by the Lender or Lenders whose Competitive Bid(s) as all or as a part of such borrowing, as the case may be, has (or have) been accepted by the Company under the bidding procedure described in Section 2.04.

                                                              Five-Year Facility

      "Competitive Loan" means a Loan made pursuant to Section 2.04.

      "Competitive Note" means a promissory note of the Company payable to the order of a Lender, in substantially the form of Exhibit 1.01-D, together with all modifications, extensions, renewals and rearrangements thereof.

      "Consenting Lenders" has the meaning specified in Section 2.20.

      "Consolidated EBITDA" means, for any period, the EBITDA of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Indebtedness" means, at the date of any determination thereof, Indebtedness of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP; excluding, however, Guarantees by the Company of Indebtedness of employees of the Company and the Subsidiaries in an aggregate amount at any time outstanding for all such Indebtedness not exceeding $7,500,000.

      "Consolidated Interest Expense" means, for any period, the Interest Expense of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Income" means, for any period, the Interest Income of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the Net Income of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

      "Default" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

      "Distribution Date" has the meaning specified in Section 7.03.

      "Documentation Agent" has the meaning specified in the introduction to this Agreement.

      "dollars" or "$" refers to lawful money of the United States of America.

      "EBITDA" means (without duplication), with respect to any period for any Person, the Net Income of such Person for such period determined in accordance with GAAP, increased (to the extent deducted in determining Net Income for such period) by the sum of (a) all income

                                                              Five-Year Facility
taxes (including state franchise taxes based upon income) of such Person paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of such Person for such period; and (c) depreciation and amortization of such Person for such period determined in accordance with GAAP.

      "Effective Date" means the date occurring on or before October 31, 1999 on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 10.02).

      "Eligible Assignee" means (a) any Lender; (b) any Affiliate of any Lender;
(c) a commercial bank organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $1,000,000,000; (d) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether

                                                              Five-Year Facility
or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.

      "Event of Default" has the meaning specified in Section 7.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender=s failure or inability to comply with Section 2.17(e), except to the extent that such Foreign Lender=s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.17(a).

      "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Borrowers and each Lender listed on the signature pages hereof and the Administrative Agent shall have received counterparts hereof which taken together, bear the signature of the Borrowers and each Lender and the Administrative Agent.

      "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

                                                              Five-Year Facility

      "Existing Letters of Credit" means, collectively, the Subsidiary Borrower Letter of Credit and the letters of credit issued under the Existing Credit Agreement listed on Exhibit 1.01C-2 .

      "Existing Maturity Date" has the meaning specified in Section 2.20.

      "Facility  Fee Rate" means at any time and from time to time, a percentage
per  annum  equal  to  the  applicable   percentage  set  forth  below  for  the
corresponding Performance Level set forth below:

                         -------------------------------

                         Performance
                            Level     Facility Fee Rate
                         -------------------------------
                               I            .125%
                         -------------------------------
                              II            .150%
                         -------------------------------
                             III            .175%
                         -------------------------------
                              IV            .250%
                         -------------------------------
                               V            .300%
                         -------------------------------

The Facility Fee Rate shall be determined by reference to the Performance Level in effect from time to time.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" has the meaning specified in Section 2.12(c).

      "Fixed Rate" means, with respect to any Competitive Loan (or Competitive Borrowing) (other than a Eurodollar Competitive Loan or Competitive Borrowing), the fixed rate of interest per annum specified by the Lender(s) making such Competitive Loan (or the Competitive Loans comprising such Competitive Borrowing) in its (or their) related Competitive Bid(s).

      "Fixed Rate Loan" means a  Competitive  Loan  bearing  interest at a Fixed
Rate.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                                                              Five-Year Facility

      "GAAP" means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing
Accounting Standards Board.

      "General Partner" means Kinder Morgan G.P., Inc., a Delaware corporation.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guaranteed Obligations" has the meaning specified in Section 9.01.

      "Guaranty" means the guaranty of the Company contained in Article IX.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred

                                                              Five-Year Facility
purchase price of property or services or any other similar obligation upon which interest charges are customarily paid (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others
(provided that in the event that any Indebtedness of the Company or any Subsidiary shall be the subject of a Guarantee by one or more Subsidiaries or by the Company, as the case may be, the aggregate amount of the outstanding Indebtedness of the Company and the Subsidiaries in respect thereof shall be determined by reference to the primary Indebtedness so guaranteed, and without duplication by reason of the existence of any such Guarantee), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers= acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person=s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Information Memorandum" means the Confidential Information Memorandum dated September 26, 1999 (Kinder Morgan Energy Partners, L.P. $600,000,000 Senior Credit Facilities).

      "Intercompany Notes" has the meaning specified in Section 5.12. "Interest Election Request" has the meaning specified in Section 2.08.

      "Interest Expense" means (without duplication), with respect to any period for any Person (a) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid during such period in respect of the Indebtedness of such Person including (i) the interest portion of any deferred payment obligation; (ii) the portion of any rental obligation in respect of Capital Lease Obligations allocable to interest expenses; and (iii) any non-cash interest payments or accruals, all determined in accordance with GAAP, less (b) Interest Income of such Person for such period.

      "Interest Income" means, with respect to any period for any Person, interest actually received by such Person during such period.

      "Interest Payment Date" means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each January, April, July and October, (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months= duration, each day prior to the last day of such Interest Period that occurs at intervals of three months= duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the

                                                              Five-Year Facility

Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days= duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days= duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

      "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall end after the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Issuing Bank" means First Union National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j).

      "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lender" has the meaning specified in the introduction to this Agreement.

      "Lenders" has the meaning specified in the introduction to this Agreement. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "Letter of Credit" means any Existing Letter of Credit or any letter of credit issued pursuant to this Agreement.

      "Letter of Credit Request" has the meaning specified in Section 2.06.

                                                              Five-Year Facility

      "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in dollars in an amount substantially equal to the amount of the applicable Loan for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum at which deposits in dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

      "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

      "Loan Documents" mean, collectively, this Agreement (including the Guaranty), the Notes, if any, the Intercompany Notes, the Applications, the Fee Letter and all other instruments and documents from time to time executed and delivered by either Borrower in connection herewith and therewith; provided, however, for purposes of Article IX, Loan Documents shall not include the Intercompany Notes.

      "Loans" means advances made by the Lenders to the Company pursuant to this Agreement.

      "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBOR Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBOR Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

      "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the Company and the Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Borrowers to collectively perform the payment or other material obligations hereunder or under the other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by

                                                              Five-Year Facility
the Borrowers under the Loan Documents or (c) the subjection of any of the Administrative Agent, the Issuing Bank or any Lender to any civil or criminal liability.

      "Maturity Date" means the earlier of (a) September 29, 2004, as such date may be extended pursuant to Section 2.20, and (b) the acceleration of the Obligations pursuant to Section 7.01.

      "Maximum Rate" has the meaning specified in Section 10.13.

      "Moody=s" means Moody=s Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Income" means for any Person for any period, the net income or (net loss) of such Person for such period (taken as a cumulative whole), as determined in accordance with GAAP, provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein):

           (a) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of such Person under rate cases);

           (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

           (c) any gains or losses attributable to write-ups or write-downs of assets; and

           (d) proceeds of any key man insurance, or any insurance on property, plant or equipment.

      "Nominee" has the meaning specified in Section 2.20.

      "Non-Consenting Lenders" has the meaning specified in Section 2.20.

      "Note"means a Revolving Note or a Competitive Note.

      "Notice of Account  Designation"  has the meaning  specified  in Section
2.07.

      "Notice of Default" has the meaning specified in Section 7.01.

      "Notice of Extension" has the meaning specified in Section 2.20.

      "Notice of Prepayment" has the meaning specified in Section 2.11.

      "Obligations" means collectively:

                                                              Five-Year Facility

           (a) the payment of all indebtedness and liabilities by, and performance of all other obligations of, the Company in respect of the Loans;

           (b) all obligations of the Company and the Subsidiary Borrower under, with respect to, and relating to the Letters of Credit whether contingent or matured;

           (c) the payment of all other indebtedness and liabilities by and performance of all other obligations of, the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys= fees and expenses) under the Loan Documents;

           (d) the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or, any part thereof, whether such advances, costs and expenses were made or incurred at the request of either Borrower or the Administrative Agent; and

           (e)  all  renewals,   extensions,   amendments  and  changes  of,  or
substitutions or replacements for, all or any part of the items described under clauses (a) through (d) above.

      "OECD" means the Organization for Economic Cooperation and Development (or any successor).

      "OLP 'A'" means Kinder Morgan Operating L.P. "A", a Delaware limited partnership.

      "OLP 'C'" means Kinder Morgan Operating L.P. "C", a Delaware limited partnership.

      "OLP 'D'" means Kinder Morgan Operating L.P. "D", a Delaware limited partnership.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Participant" has the meaning specified in Section 10.05(e).

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Performance Level" means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

                                                              Five-Year Facility

      "Performance Level I" means, at any date of determination, the Company shall have a Company Debt Rating in effect on such date of at least A- by S&P and at least A3 by Moody=s.

      "Performance Level II" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Company shall have a Company Debt Rating in effect on such date of at least BBB+ by S&P and at least Baa1 by Moody=s.

      "Performance Level III" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Company shall have a Company Debt Rating in effect on such date of at least BBB by S&P and at least Baa2 by Moody=s.

      "Performance Level IV" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the Company shall have a Company Debt Rating in effect on such date of at least BBB- by S&P and at least Baa3 by Moody=s.

      "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

      "Permitted Encumbrances" means:

           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

           (b) carriers=, warehousemen=s, mechanics=, materialmen=s, repairmen=s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

           (c) pledges and deposits made in the ordinary course of business in compliance with workers= compensation, unemployment insurance and other social security laws or regulations;

           (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

           (f) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being

                                                              Five-Year Facility
contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

           (g) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Agreement; and

           (h) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Plantation Pipe Line" means Plantation Pipe Line Company, a Delaware and Virginia corporation.

      "Pledged Bonds" has the meaning specified in Section 2.06.

      "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent=s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

      "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other location as designated by the Administrative Agent from time to time.

      "Register" has the meaning specified in Section 10.05.

      "Regulation A" means Regulation A of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                                                              Five-Year Facility

      "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Related Parties" means, with respect to any specified Person, such Person=s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person=s Affiliates.

      "Relevant Anniversary Date" has the meaning specified in Section 2.20.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing 66b% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

      "Requirement of Law" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "Reserve Requirement" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

      "Responsible Officer" of either Borrower means the Chairman, Vice Chairman, President, any Vice President, Chief Financial Officer, Controller or Chief Accounting Officer of the General Partner.

      "Restricted Payment" means any distribution (whether in cash, securities or other property) with respect to any partnership interest in the Company, or any payment (whether in cash, securities or other property), including any deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such partnership interest or any option or other right to acquire any such partnership interest; provided, however, (A) that

                                                              Five-Year Facility
distributions with respect to the partnership interests in the Company that do not exceed, with respect to any fiscal quarter of the Company, the amount of Available Cash for such quarter shall not constitute Restricted Payments so long as in each case, both before and after the making of such distribution, no Event of Default or Default shall have occurred and be continuing, (B) that any partnership interest split, partnership interest reverse split, dividend of Company partnership interests or similar transaction will not constitute a Restricted Payment, (C) that the application by the Company of an aggregate amount not in excess of $50,000,000.00 after the Effective Date to the purchase, redemption, retirement, cancellation, or termination of partnership interests in the Company will not constitute a Restricted Payment, so long as, both before and after any such purchase, redemption, retirement, cancellation, or termination, no Event of Default or Default shall have occurred and be continuing, and (D) acquisitions by officers, directors and employees of the Company of partnership interests in the Company through cash less exercise of options pursuant to the Company=s Common Unit Option Plan shall not constitute Restricted Payments.

      "Revolving Borrowing" means (a) a borrowing comprised of Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender=s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

      "Revolving Loan" means a Loan made pursuant to Section 2.03.

      "Revolving Note" means a promissory note of the Company payable to the order of each Lender, in substantially the form of Exhibit 1.01-E, together with all modifications, extensions, renewals and rearrangements thereof.

      "S&P" means Standard & Poor=s Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SFPP" means SFPP, L.P., a Delaware limited partnership.

      "SFPP First Mortgage Notes" means those certain First Mortgage Notes issued by SFPP (under its prior name Southern Pacific Pipe Lines Partnership, L.P.) pursuant to a Note Agreement dated December 8, 1988 between SFPP and the purchasers named therein, which on the Execution Date are outstanding in the aggregate principal amount of $244,000,000.

      "SFPP Revolving Credit Facility" means that certain Amended and Restated Credit Agreement dated as of August 11, 1997 among SFPP, the lenders party thereto, Bank of America National Trust and Savings Association, as agent, Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as syndication agent, Bank of Montreal, as documentation agent and BancAmerica Securities, Inc., as arranger, providing for revolving loans to be made to SFPP in an aggregate principal amount not exceeding $175,000,000 at any time outstanding.

                                                              Five-Year Facility

      "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent=s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references in this Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the Company. Notwithstanding the foregoing Plantation Pipe Line shall not be a Subsidiary of the Company until such time as its assets and liabilities, profit or loss and cash flow are required under GAAP to be consolidated with those of the Company.

      "Subsidiary Borrower" has the meaning specified in the introduction to this Agreement.

      "Subsidiary Borrower Letter of Credit" means irrevocable letter of credit No. 5113181 issued by First Union National Bank in the original face amount of $24,128,548 for the account of the Subsidiary Borrower and for the benefit of Bank One, Texas, NA, as trustee in the form of Exhibit 1.01C-1 hereto.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means First Union National Bank, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.05.

      "Swingline Note" means a promissory note of the Company payable to the order of the Swingline Lender in substantially the form of Exhibit 1.01-F, together with all modifications, extensions, renewals and rearrangements thereof.

      "Syndication Agent" has the meaning specified in the introduction to this Agreement.

      "Taxes"  means any and all  present  or  future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Total Commitment" means the sum of the Commitments of the Lenders, which on the Execution Date is $300,000,000.

      "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds

                                                              Five-Year Facility
thereof and the Existing Letters of Credit and the issuance of the other Letters of Credit hereunder.

      "Trustee" means Bank One, Texas, NA, as the beneficiary of the Subsidiary Borrower Letter of Credit and any successor beneficiary.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

      "United States" and "U.S."each means United States of America.

      "Utilization Fee" has the meaning specified in Section 2.12.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).

      "Wholly-owned Subsidiary" means a Subsidiary of which all issued and outstanding Capital Stock (excluding (a) in the case of a corporation, directors= qualifying shares, (b) in the case of a limited partnership, a 2% general partner interest and (c) in the case of a limited liability company, a 2% member interest) is directly or indirectly owned by the Company.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan" or a "Competitive Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan" or a "Fixed Rate Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing" or a "Competitive Borrowing") or by Type (e.g., a "Eurodollar Borrowing" or a "Fixed Rate Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing" or a "Fixed Rate Competitive Borrowing").

           SECTION 1.03 Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Company on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in Section 1.01 or the covenants set forth in
Article VI would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced

                                                              Five-Year Facility
by such covenants, (a) the Company and the Required Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Company shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

           SECTION 1.04 Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

           (i) the singular number includes the plural number and vice versa;

           (ii) reference to any gender includes each other gender;

           (iii)the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

           (iv) reference to any Person includes such Person=s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

           (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

           (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

           (vii)the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

           (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding";

                                                              Five-Year Facility

           (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

           (x) the words "asset" and "property" shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.


                                   ARTICLE II.
                                   THE CREDITS

           SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender=s Revolving Credit Exposure exceeding such Lender=s Commitment or (b) the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of outstanding Competitive Loans, exceeding the Total Commitment. In furtherance of the foregoing, the aggregate amount of the Total Commitment shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Loans then outstanding, and such deemed use of the Total Commitment shall be applied to the Lenders ratably according to their respective Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

           SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender=s failure to make Loans as required.

           (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Company may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

           (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and

                                                              Five-Year Facility
not less than $5,000,000. Each Competitive Bid Request shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

           (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

           SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, three Business Days before the date of the proposed Borrowing (provided, however, no such request may be given prior to the third Business Day after the Effective Date) and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form of Exhibit
2.03 (a "Borrowing Request") and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

           (i)  the aggregate amount of the requested Borrowing;

           (ii) the date of such Borrowing, which shall be a Business Day;

           (iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (v) the location and number of the Company=s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month=s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender=s Loan to be made as part of the requested Borrowing.

           SECTION 2.04 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids

                                                              Five-Year Facility
and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans, at any time shall not exceed the Total Commitment. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, one Business Day before the date of the proposed Borrowing; provided that the Company may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made on any of the five Business Days next succeeding the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

           (i)  the aggregate amount of the requested Borrowing;

           (ii) the date of such Borrowing, which shall be a Business Day;

           (iii)whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

           (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (v) the location and number of the Company=s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy (in substantially the form set forth in Exhibit 2.04-B), inviting the Lenders to submit Competitive Bids.

           (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be substantially the form of
Exhibit 2.04-C and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form of Exhibit 2.04-C may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing

                                                              Five-Year Facility
requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof (which shall conform to that specified in the Company=s related Competitive Bid Request).

           (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

           (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid in whole or (to the extent herein below provided) in part. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 11:30 a.m., Charlotte, North Carolina, time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., Charlotte, North Carolina, time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

           (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Administrative Agent shall notify each Lender of the aggregate principal amount of all Competitive Bids accepted.

                                                              Five-Year Facility

           (f) Upon determination by the Administrative Agent of the LIBOR Rate applicable to any Eurodollar Competitive Loan to be made by any Lender pursuant to a Competitive Bid that has been accepted by a Company pursuant to Section 2.04(d), the Administrative Agent shall notify such Lender of (i) the applicable LIBOR Rate and (ii) the sum of the applicable LIBOR Rate plus the Margin bid by such Lender.

           (g) If the Administrative Agent or any of its Affiliates shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.


           SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of outstanding Competitive Loans, exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

           (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Charlotte, North Carolina, time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent (if not the Swingline Lender) will promptly advise the Swingline Lender of any such notice received from the Company. So long as the Swingline Lender and the Administrative Agent are First Union National Bank, or (if not First Union National Bank), the same institution is acting both as the Administrative Agent and as the Swingline Lender, the Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the deposit account of the Company with the Swingline Lender identified in the most recent Notice of Account Designation by 3:00 p.m., Charlotte, North Carolina, time, on the requested date of such Swingline Loan.

           (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, Charlotte, North Carolina, time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender=s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender=s Applicable Percentage of such

                                                              Five-Year Facility

Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company or the Subsidiary Borrower of any default in the payment thereof.

           SECTION 2.06 Letters of Credit. (a) Existing Letters of Credit. The parties hereto acknowledge that on and after the Effective Date the Existing Letters of Credit shall be Letters of Credit issued by the Issuing Bank for the account of the Subsidiary Borrower in the case of the Subsidiary Borrower Letter of Credit, and the Company with respect to all other Existing Letters of Credit pursuant to this Agreement. The Subsidiary Borrower hereby pledges, assigns, transfers and delivers to the Issuing Bank all its right, title and interest to all Bonds purchased with funds drawn under the Subsidiary Borrower Letter of Credit (the "Pledged Bonds"), and hereby grants to the Issuing Bank a first lien on, and security interest in, its rights, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof or substitutions therefor, as collateral security for the prompt and complete payment when due of the amounts payable in respect of the Subsidiary Borrower Letter of Credit. During such time as any Bonds are Pledged Bonds, the Issuing Bank shall be entitled to exercise all of the rights of a holder of Bonds with respect to voting, consenting and directing the Trustee as if the Issuing Bank were the owner of such Bonds, and the Subsidiary Borrower hereby grants and assigns to the Issuing Bank all such rights.

           (b) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for its own account and that of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application (as defined in Section 2.06(c)) or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                                                              Five-Year Facility

           (c) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice (a "Letter of Credit Request") requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 2.06(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank=s standard form (an "Application") in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the sum of the total Revolving Credit Exposures, plus the aggregate principal amounts of outstanding Competitive Loans, at any time shall not exceed the Total Commitment.

           (d) Expiration Date. Each Letter of Credit (other than the Subsidiary Borrower Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

           (e) Participations. On the Effective Date with respect to the Existing Letters of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender=s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender=s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in Section 2.06(f), or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for whose account such Letter of Credit was issued

                                                              Five-Year Facility
shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina, time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Charlotte, North Carolina, time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Charlotte, North Carolina, time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., Charlotte, North Carolina, time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such Borrower fails to make such payment when due, then, upon demand by the Issuing Bank sent to the Administrative Agent and each Lender before 10:00 a.m., Charlotte, North Carolina, time, each Lender shall pursuant to Section 2.07 on the same day make available to the Administrative Agent for delivery to the Issuing Bank, immediately available funds in an amount equal to such Lender=s Applicable Percentage of the amount of such payment by the Issuing Bank, and the funding of such amount shall be treated as the funding of an ABR Loan by such Lender to such Borrower. Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Lenders set forth in this Section 2.06(f) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in Article III are satisfied at such time. If and to the extent any Lender fails to effect any payment due from it under this Section 2.06(f) to the Administrative Agent, then interest shall accrue on the obligation of such Lender to make such payment from the date such payment became due to the date such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate. The failure of any Lender to pay its Applicable Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to pay to the Administrative Agent its Applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to pay to the Administrative Agent such other Lender=s Applicable Percentage of any such payment.

           (g) Obligations Absolute. The Company=s obligation to reimburse (or in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower=s obligation to reimburse) LC Disbursements as provided in Section 2.06(f) shall, to the extent permitted by law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

           (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein;

           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, this Agreement or any other Loan Document;

           (iii)the existence of any claim, setoff, defense or other right that either Borrower, or any Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any

                                                              Five-Year Facility

      Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

           (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

           (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of either Borrower=s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower for whose account such Letter of Credit was issued to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank=s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence, willful misconduct or unlawful conduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

           (h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower for whose account such Letter of Credit was issued by telephone (confirmed by

                                                              Five-Year Facility
telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve either Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

           (i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company (or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower) shall reimburse such LC Disbursement in full on the date specified in Section 2.06(f), the unpaid amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that the Company (or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower) reimburses such LC Disbursement (or all Lenders make the payments to the Administrative Agent contemplated by
Section 2.06(f) and treated pursuant to said Section as constituting the funding of ABR Loans), at the rate per annum then applicable to ABR Revolving Loans.

           (j) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

           (k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66b% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) a Change in Control shall occur, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in clause (g) or (h) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits (which investments shall be made at the option and sole

                                                              Five-Year Facility
                                       33
discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, if such deposit has been made by reason of a Change in Control having occurred, and in any event at the Company=s risk and expense) such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account and may, subject to the immediately preceding sentence be reinvested from time to time. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66b% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

           SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Charlotte, North Carolina, time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. Not later than 2:00 p.m. (Charlotte, North Carolina, time) on the proposed Borrowing Date, each Lender will make available to the Administrative Agent, for the account of the Company, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender=s Loans to be made on such Borrowing Date. The Company hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section 2.07 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company identified in the most recent Notice of Account Designation substantially in the form of Exhibit 2.07 hereto (a "Notice of Account Designation") delivered by the Company to the Administrative Agent or may be otherwise agreed upon by the Company and the Administrative Agent from time to time; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Sections 2.06(e) and (f) shall be remitted by the Administrative Agent to the Issuing Bank.

           (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 12:00 noon, Charlotte, North Carolina, time, on such date in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender=s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Company to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to

                                                              Five-Year Facility

ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender=s Loan included in such Borrowing.

           SECTION 2.08 Interest Elections. (a) Subject to Section 2.14, each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to Section 2.14, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

           (b) To make an election pursuant to this Section 2.08, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit 2.08 (an "Interest Election Request").

           (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

           (iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month=s duration.

                                                              Five-Year Facility

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender=s portion of each resulting Borrowing.

           (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

           SECTION     2.09   Termination   and   Reduction   of   Commitments.
(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

           (b) The Company may at any time terminate, or from time to time reduce, the Total Commitment, in whole or in part; provided that (i) each partial reduction of the Total Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the total Revolving Credit Exposures would, plus the aggregate principal amount of outstanding Competitive Loans, exceed the Total Commitment.

           (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Total Commitment under Section 2.09(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section
2.09 shall be irrevocable; provided that a notice of termination of the Total Commitment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Total Commitment shall be permanent. Each reduction of the Total Commitment shall be made ratably among the Lenders in accordance with their respective Commitments.

           (d) The Total Commitment shall automatically terminate on the date a Change in Control occurs.

           SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender having a Competitive Loan outstanding the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, and (iii) to the Swingline Lender the then unpaid principal amount of

                                                              Five-Year Facility
each Swingline Loan on demand thereof or by the Swingline Lender. In addition, if the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of the outstanding Competitive Loans, exceeds the Total Commitment, the Company shall pay to the Administrative Agent for the account of each Lender an aggregate principal amount of Revolving Loans sufficient to cause the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of the outstanding Competitive Loans, not to exceed the Total Commitment; provided, however, if the repayment of the outstanding Revolving Loans does not cause the total Revolving Credit Exposures, plus the aggregate principal amount of the outstanding Competitive Loans, to be equal to or less than the Total Commitment, the Company shall deposit in an account with the Administrative Agent in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the amount by which the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of the outstanding Competitive Loans, exceeds the Total Commitment, which cash deposit shall be held by the Administrative Agent for the payment of the Obligations of the Borrowers under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account other than any interest earned on the investment of such deposit (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, unless an Event of Default shall have occurred and be continuing, and in any event at the Company=s risk and expense). Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time, or if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 66b% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan
Documents. At any time when the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of outstanding Competitive Loans, does not exceed the Total Commitment and so long as no Default or Event of Default shall then exist, upon the request of the Company the amount of such deposit (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after receipt of such request.

           (b) On the date that a Change in Control occurs, the Company shall repay the outstanding principal amount of the Loans and all other amounts outstanding hereunder and under the other Loan Documents and shall comply with the provisions of Section 2.06(k).

           (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum

                                                              Five-Year Facility
received by the Administrative Agent hereunder for the account of the Lenders and each Lender=s share thereof.

           (e) The entries made in the accounts maintained pursuant to Section 2.10(c) or (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

           (f) Any Lender may request that Loans made by it be evidenced by a Revolving Note or a Competitive Note, as the case may be. In such event, the Company shall prepare, execute and deliver to such Lender a Revolving Note or a Competitive Note, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.05) be represented by one or more promissory notes in such forms payable to the order of the payee named therein.

           SECTION 2.11 Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(b); provided that the Company shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

           (b) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy in the form of Exhibit 2.11 (a "Notice of Prepayment")) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Charlotte, North Carolina, time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09. Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

      ---------------------------------------------------------
               Type of             Integral         Minimum
          Loan/Borrowing         Multiple of   Aggregate Amount
      ---------------------------------------------------------
      Eurodollar Revolving       $  1,000,000     $ 3,000,000
      Borrowing
      ---------------------------------------------------------
      ABR Revolving Borrowing       1,000,000       1,000,000
      ---------------------------------------------------------
      Swingline Loan                  100,000       5,000,000
      ---------------------------------------------------------

Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. If the Company fails to

                                                              Five-Year Facility
designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding ABR Borrowings until all such outstanding principal of ABR Borrowings are repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section
2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

           SECTION 2.12 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the applicable Facility Fee Rate on the daily amount of the Commitment of such Lender, whether used or unused, during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued facility fees shall be payable in arrears on the last Business Day of January, April, July and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender=s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender=s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank=s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees shall be payable in arrears on the last Business Day of January, April, July and October of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (c) The Company agrees to pay to each of the Administrative Agent, the Syndication Agent, First Union Capital Markets Corp. and Banc of America
Securities LLC, for its own account, fees payable in the amounts and at the times specified in that letter agreement dated August 26, 1999 among the Company, the Administrative Agent, the Syndication Agent,

                                                              Five-Year Facility

First Union Capital Markets Corp. and Banc of America Securities LLC. (as from time to time amended, the "Fee Letter").

           (d) The Company agrees to pay to the Administrative Agent for the account of each Lender a utilization fee (the "Utilization Fee"), which shall accrue at a rate per annum equal to .125% on each Lender=s Commitment (whether used or unused) for each day from and after the Effective Date to but excluding the Maturity Date on which the sum of the total Revolving Credit Exposures, plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate outstanding loans under the Companion Credit Agreement, exceeds 50% of the sum of Total Commitment plus the Total Commitment (as defined in the Companion Credit Agreement) and for each day on and after the Maturity Date until the Revolving Credit Exposures of all Lenders, all Competitive Loans and all loans outstanding under the Companion Credit Agreement are paid in full or reduced to zero, if the sum of the Total Revolving Credit Exposures, plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate outstanding loans under the Companion Credit Agreement, exceeded 50% of the sum of Total Commitment plus the Total Commitment (as defined in the Companion Credit Agreement) on the day immediately preceding the Maturity Date. All Utilization Fees shall be payable in arrears on the last day of January, April, July and October of each year and on the date the Revolving Credit Exposures of all Lenders and all Competitive Loans and all loans outstanding under the Companion Credit Agreement are paid in full or reduced to zero, as the case may be, commencing on the first of such dates to occur after the Effective Date. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Except as required by law, fees paid shall not be refundable under any circumstances.

           SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate.

           (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin or
(ii) in the case of a Eurodollar Competitive Loan, at the LIBOR Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

           (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

           (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

                                                              Five-Year Facility

Loan, 2% plus the rate  otherwise  applicable to such Loan as provided  above or
(ii) in the case of any other amount, 2% plus the Alternate Base Rate.

           (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.13(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Total Commitment.

           (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

           SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

           (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, by the Lender that is required to make such Loan) that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Company for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                                                              Five-Year Facility

           SECTION   2.15   Increased Costs.  (a) If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate) or the Issuing Bank; or

           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender=s or the Issuing Bank=s capital or on the capital of such Lender=s or the Issuing Bank=s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender=s or the Issuing Bank=s holding company could have achieved but for such Change in Law (taking into consideration such Lender=s or the Issuing Bank=s policies and the policies of such Lender=s or the Issuing Bank=s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender=s or the Issuing Bank=s holding company for any such reduction suffered.

           (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender=s or the Issuing Bank=s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than six months prior to the date that such Lender or

                                                              Five-Year Facility
the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender=s or the Issuing Bank=s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (unless such failure was caused by the failure of a Lender to make such Loan), convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section
2.09 and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan (unless such failure was caused by the failure of a Lender to make such Loan), or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of either Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                                                              Five-Year Facility

           (b) In addition, such Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Company shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.17(c)) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.18 Payments Generally; Pro Rata Treatment;  Sharing of Set-offs.
(a) The Company shall make or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower shall make, each payment required to be made by such Borrower hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Charlotte, North Carolina, time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Principal Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                                                              Five-Year Facility

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

           (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or the Subsidiary Borrower, as the case may be, in the amount of such participation.

           (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Company will not make (or in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower will not make) such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                                                              Five-Year Facility

           (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender=s obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

           (b) If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

           SECTION 2.20 Extensions of Maturity Date; Removal of Lenders. (a) The Company may, by written notice to the Administrative Agent (a "Notice of Extension") given not less than 60 nor more than 90 days prior to each Anniversary Date, advise the Lenders that it requests an extension of the then effective Maturity Date (the "Existing Maturity Date") by 12 calendar months, effective on the relevant Anniversary Date (the "Relevant Anniversary Date"). The Administrative Agent will promptly, and in any event within five Business Days of the

                                                              Five-Year Facility
receipt of such Notice of Extension, notify the Lenders of the contents of each such Notice of Extension.

           (b) Each Notice of Extension shall (i) be irrevocable and (ii) constitute a representation by the Borrowers that (A) neither any Event of Default nor any Default has occurred and is continuing and (B) the representations and warranties contained in Article IV are correct on and as of the Relevant Anniversary Date, as though made on and as of such date (unless any representation and maturity expressly relates to an earlier date).

           (c) In the event a Notice of Extension is given to the Administrative Agent as provided in Section 2.20(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall on or before the 30th day next preceding the then Relevant Anniversary Date advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If Lenders holding 80% or more of the Total Commitment so consent (the "Consenting Lenders") to such extension and any and all Lenders who have not consented (the "Non-Consenting Lenders") are replaced, the Maturity Date, and the Commitments of the Consenting Lenders and the Nominees (as defined below) shall be automatically extended 12 calendar months past the Existing Maturity Date, effective on the Relevant Anniversary Date. The Administrative Agent shall promptly notify the Borrowers and all of the Lenders of each written notice of consent given pursuant to this
Section 2.20(c).

           (d) In the event the Consenting Lenders hold less than 100% of the Total Commitment, the Consenting Lenders, or any of them, shall have the right (but not the obligation) to assume all or any portion of the Non-Consenting Lenders= Commitments by giving written notice to the Company and the Administrative Agent of their election to do so on or before the 20th day next preceding the Relevant Anniversary Date, which notice shall be irrevocable and shall constitute an undertaking to (i) assume, as of the close of business on the Relevant Anniversary Date, all or such portion of the Commitments of the Non-Consenting Lenders, as the case may be, as may be specified in such written notice, and (ii) purchase (without recourse) from the Non-Consenting Lenders, at the close of business on the Relevant Anniversary Date, the Revolving Credit Exposures outstanding on the Relevant Anniversary Date that correspond to the portion of the Commitments to be so assumed at a price equal to the sum of (x) the unpaid principal amount of all Loans so purchased, plus (y) the aggregate amount, if any, previously funded by the transferor or any participations so purchased, plus (z) all accrued and unpaid interest thereon. Such Commitments and Revolving Credit Exposures, or portion thereof, to be assumed and purchased by Consenting Lenders shall be allocated among those Consenting Lenders who have so elected to assume the same pro rata in accordance with the respective Commitments of such Consenting Lenders as of the Relevant Anniversary Date (provided, however, in no event shall a Consenting Lender be required to assume and purchase an amount or portion of the Commitments and Revolving Credit Exposures of the Non-Consenting Lenders in excess of the amount which such Consenting Lender agreed to assume and purchase pursuant to the immediately preceding sentence) or on such other basis as such Consenting Lender shall agree. The Administrative Agent shall promptly notify the Company

                                                              Five-Year Facility
and the other Consenting Lenders in the event it receives any notice from a Consenting Lender pursuant to this Section 2.20(d).

           (e) In the event that the Consenting Lenders shall not elect as provided in Section 2.20(d) to assume and purchase all of the Non-Consenting Lenders= Commitments and Revolving Credit Exposures, the Company may designate, by written notice to the Administrative Agent and the Consenting Lenders given on or before the tenth day next preceding the Relevant Anniversary Date, one or more Eligible Assignees not a party to this Agreement (individually, a "Nominee" and collectively, the "Nominees") to assume all or any portion of the Non-Consenting Lenders= Commitments not to be assumed by the Consenting Lenders and to purchase (without recourse) from the Non-Consenting Lenders all Revolving Credit Exposures outstanding at the close of business on the Relevant Anniversary Date that corresponds to the portion of the Commitments so to be assumed at the price specified in Section 2.20(d). Each assumption and purchase under this Section 2.20(e) shall be effective as of the close of business on the Relevant Anniversary Date when each of the following conditions has been satisfied in a manner satisfactory to the Administrative Agent:

           (i) each Nominee and the Non-Consenting Lenders have executed an Assignment and Acceptance pursuant to which such Nominee shall (A) assume in writing its share of the obligations of the Non-Consenting Lenders hereunder, including its share of the Commitments of the Non-Consenting Lenders and (B) agree to be bound as a Lender by the terms of this Agreement; and

           (ii)  each  Nominee  shall  have   completed  and  delivered  to  the
      Administrative Agent an Administrative Questionnaire.

           (f) In the event that the Consenting Lenders shall not elect as provided in Section 2.20(d) to assume all of the Non-Consenting Lenders= Commitments and the Company shall not have effectively designated one or more Nominees to assume the Commitments of and purchase the Revolving Credit Exposures of the Non-Consenting Lenders as contemplated by Section 2.20(e), there shall be no extension of the Existing Maturity Date.

      SECTION 2.21 Telephonic Notices. Without in any way limiting the obligation of the Company or the Subsidiary Borrower to confirm in writing any telephonic notice it is entitled to give under this Agreement or any other Loan Document, the Administrative Agent may act without liability upon the basis of a telephonic notice believed in good faith by the Administrative Agent to be from the Company or the Subsidiary Borrower prior to receipt of written confirmation. In each such case, the Subsidiary Borrower hereby waives the right to dispute the Administrative Agent=s record of the terms of such telephonic notice.

                                                              Five-Year Facility

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

           SECTION 3.01 Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan or the Issuing Bank to issue the initial Letter of Credit hereunder is subject to the following conditions:

           (a) The Administrative Agent shall have received the following, each dated the initial Borrowing Date, except for the Loan Documents described in clauses (i) through (v) below which shall be dated the Execution Date:

           (i)  this Agreement executed by each party hereto;

           (ii) if requested by any Lender, a Revolving Note and a Competitive Note executed by the Company and payable to the order of such Lender;

           (iii)a certificate of an officer and of the secretary or an assistant secretary of the General Partner, certifying, inter alia, (A) true and complete copies of each of the certificate of incorporation, as amended and in effect, of the General Partner, the partnership agreements, each as amended and in effect, of the Borrowers, the bylaws, as amended and in effect, of the General Partner and the resolutions adopted by the Board of Directors of the General Partner (1) authorizing the execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Borrowings to be made and the Letters of Credit to be issued hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of the General Partner to execute and deliver the Loan Documents to which such Borrower is or will be a party and any related documents, including any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of the General Partner executing any documents on its behalf and (C) (1) that the representations and warranties made by such Borrower in each Loan Document to which such Borrower is a party and which will be delivered at or prior to the initial Borrowing Date are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Borrower and (3) the absence of the occurrence and continuance of any Default or Event of Default;

           (iv) letters from CT Corporation System, Inc. in form and substance satisfactory to the Administrative Agent evidencing the obligation of CT Corporation System, Inc. to accept service of process in the State of New York on behalf of each Borrower that is not authorized to do business as a foreign corporation in the State of New York;

           (v) a favorable, signed opinion addressed to the Administrative Agent and the Lenders from Morrison & Hecker L.L.P., counsel to the Borrowers, given upon the express instruction of the Borrowers; and

                                                              Five-Year Facility

           (vi) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign partnership of each Borrower in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure so to qualify would, individually or collectively, have a Material Adverse Effect.

           (b) The Administrative Agent shall be reasonably satisfied that all required consents and approvals of any applicable Governmental Authority and any other Person in connection with the transactions contemplated by this Section
3.01 shall have been obtained and remain in effect (except where the failure to obtain such approvals would not have a Material Adverse Effect), and all applicable waiting periods shall have expired (or been waived) without any action being taken by any Governmental Authority.

           (c) All agreements relating to, and the organizational structure of, the Company and the Subsidiaries, and all organic documents of the Company and the Subsidiaries, shall be reasonably satisfactory to the Administrative Agent and the Syndication Agent.

           (d) The Company shall have paid to First Union Capital Markets Corp., Banc of America Securities LLC, the Administrative Agent and the Syndication Agent all fees and expenses pursuant to the Fee Letter agreed upon by such parties to be paid on or prior to the Execution Date.

           (e) The Existing Credit Agreement shall have been terminated and all amounts outstanding thereunder paid in full.

           (f) The Company shall have paid to Andrews & Kurth L.L.P. pursuant to
Section 10.03 all reasonable fees and disbursements invoiced to the Company on or prior to the Execution Date.

           SECTION 3.02 Conditions Precedent to All Credit Events. Except with respect to Revolving Credit Loans made by the Lenders pursuant to Section 2.06(f), the obligation of the Lenders to make any Loan or to issue or extend any Letter of Credit under this Agreement (including any Loan made or Letter of Credit issued (including for the purpose of the Existing Letters of Credit) on the initial Borrowing Date) is subject to the further conditions precedent that on the date of such Credit Event:

           (a) The conditions precedent set forth in Section 3.01 shall have theretofore been satisfied;

           (b) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and the Borrowers shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects by the Company=s delivery of a Borrowing Request;

                                                              Five-Year Facility

           (c) The Company shall have complied with the provisions of Section 2.03, Section 2.04 or Section 2.05, as the case may be;

           (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event; and

           (e) The Administrative Agent and the Lenders shall have received such other approvals, opinions or documents as the Administrative Agent or the Required Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to each of the Lenders that all of the conditions specified in this Section 3.02 above exist as of that time.

           SECTION 3.03 Conditions Precedent to Conversions. The obligation of the Lenders to convert or continue any existing Borrowing as or into a Eurodollar Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion. The acceptance of the benefits of each such conversion or continuation shall constitute a representation and warranty by the Borrowers to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

           SECTION 3.04 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for any Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Lenders.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

           In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein and to induce the Issuing Bank to issue Letters of Credit and the other Lenders to participate therein and in the Existing Letters of Credit, each Borrower makes for itself, and the Company makes for itself and the Subsidiary Borrower, on or as of the Effective Date and the occurrence of each Credit Event, the following representations and warranties to the Administrative Agent and the Lenders:

           SECTION 4.01 Organization and Qualification. The Company and each of the Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power to own its property and to carry on its business as now conducted and (c) is duly

                                                              Five-Year Facility
qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Company and the Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the Persons and other entities named in
Schedule 4.01 are all of the Subsidiaries of the Company, and such Schedule 4.01
(x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and (ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by such direct owner, (y) accurately identifies such Subsidiaries and (z) accurately sets forth the jurisdictions of their respective incorporation, organization or formation, as the case may be, and jurisdictions in which they are qualified as foreign corporations, foreign partnerships, foreign limited liability companies or other foreign entities to do business.

           SECTION 4.02 Authorization, Validity, Etc. Each Borrower has all requisite partnership or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of the Company, to make the Borrowings and in the case of each Borrower to obtain the issuance of Letters of Credit hereunder, and all such action has been duly authorized by all necessary partnership proceedings on its part. This Agreement and the other Loan Documents have been duly and validly executed and delivered by or on behalf of each Borrower party thereto and constitute valid and legally binding agreements of such Borrower enforceable against such Borrower in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors= rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

           SECTION 4.03 Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution, delivery or performance by either Borrower of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

           SECTION 4.04 Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any of the Subsidiaries is a party to any contract or agreement or subject to any restriction that would reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery and performance by either Borrower of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created or contemplated by this Agreement) pursuant to the terms of any indenture, mortgage,

                                                              Five-Year Facility
deed of trust, agreement or other instrument to which it or any of the Subsidiaries is party or by which any property or asset of it or any of the Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate for the Borrowers could reasonably be expected to result in a Material Adverse Effect or (c) will violate any provision of the organic documents of either Borrower.

           SECTION 4.05 Properties. (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

           (b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, neither individually nor in the aggregate for the Company and such Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

           SECTION 4.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate for the Company and such Subsidiaries, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate for the Company and the Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

           (c) Since the Execution Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

           SECTION 4.07 Financial Statements. (a) The consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated and consolidating statements of income, partners=, shareholders= or members= equity and cash flow of the Company and its consolidated Subsidiaries for the fiscal year ended on said date, with (in the case of such consolidated financial statements) the opinion thereon of PricewaterhouseCoopers LLP heretofore furnished to the Lenders and the unaudited

                                                              Five-Year Facility
consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at June 30, 1999 and their related consolidated and consolidating statements of income, partners=, shareholders= or members= equity and cash flow of the Company and its consolidated Subsidiaries for the six-month period ended on such date heretofore furnished to the Lenders, are complete and correct in all material respects and fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and the six-month period ended on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to the absence of footnotes and to normal year-end and audit adjustments).

           (b) Since December 31, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

           SECTION 4.08 Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate for the Company and such Subsidiaries, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           SECTION 4.09 Investment Company Act. Neither the Company nor any of the Subsidiaries is, or is regulated as, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

           SECTION 4.10 Public Utility Holding Company Act. Neither the Company nor any of the Subsidiaries is a non-exempt "holding company,"or subject to regulation as such, or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company,"within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           SECTION 4.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                                                              Five-Year Facility

           SECTION 4.12 Tax Returns and Payments. (a) The Company and the Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (individually or in the aggregate for the Company and the Subsidiaries) would not have a Material Adverse Effect. No material income tax liability of the Company or the Subsidiaries has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the Company and the Subsidiaries.

           (b) The federal income tax liabilities, if any, of the Company and the Subsidiaries (and of the General Partner) have been finally determined by the Internal Revenue Service and satisfied for all taxable years through the fiscal year ending in 1994.

           SECTION 4.13 Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Company and the Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

           SECTION 4.14 Purpose of Loans. (a) All proceeds of the Loans will be used for the purposes set forth in Section 5.08. All Letters of Credit (other than the Subsidiary Borrower Letter of Credit) have been or will be issued in connection with the general partnership, limited liability company or corporate purposes of the Company or a Subsidiary.

           (b) None of the proceeds of the loans under the Existing Credit Agreement or this Agreement or any portion of the letters of credit issued or outstanding thereunder or hereunder were or will be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation T, U or X. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation T, Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934. Margin stock does not constitute more than 25% of the assets of the Company or the Subsidiary Borrower and the Company does not intend or foresee that it will ever do so.

           SECTION 4.15 Year 2000. The Company will use reasonable best efforts to ensure that any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Company and the Subsidiaries and (b) equipment of the Company and the Subsidiaries containing embedded microchips and the testing of all such

                                                              Five-Year Facility
systems and equipment, as reprogrammed, will be completed by December 31, 1999. The cost to the Company and the Subsidiaries of such reprogramming and, to the knowledge of the Company, of the reasonably foreseeable consequences of year 2000 to the Company and the Subsidiaries, taken as a whole (including reprogramming errors) will not result in an Event of Default or a Material Adverse Effect.


                                   ARTICLE V.
                              AFFIRMATIVE COVENANTS

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

           SECTION 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agent, in each case with sufficient copies for each Lender:

           (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Company: (i) the audited consolidated statements of income, partners= equity and cash flows of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in each case in comparative form the figures for (or in the case of the balance sheet, as of the end of) the previous fiscal year, accompanied by the related opinion of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which opinion shall (x) state that said financial statements of the Company fairly present the consolidated financial condition and results of operations of the Company as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred, and (y) not contain a "going concern" or other adverse qualification or exception unacceptable to the Required Lenders; and (ii) a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Event of Default or Default, and stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.07(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

           (b)(i) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, unaudited consolidated statements of income, partners= equity and cash flows of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related unaudited consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the figures for (or in the case of balance sheets, as of the end of) the corresponding periods in the previous fiscal year, accompanied by the certificate of a Responsible Officer of the Company, which certificate shall state that said financial statements fairly present the consolidated

                                                              Five-Year Facility
      financial condition and results of operations of the Company in accordance with GAAP, as at the end of, and for, such period (subject to the absence of footnotes and changes resulting from normal year-end audit adjustments).

           (ii) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year, and within 120 days after the end of each fiscal year of OLP "A", the Subsidiary Borrower, OLP "C", OLP "D" and each other Wholly-owned Subsidiary the Capital Stock of which is owned directly by the Company, unaudited consolidated statements of income, partners=, shareholders= or members= equity, as the case may be, and cash flows of such Person and the Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related unaudited consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the figures for (or in the case of balance sheets, as of the end of) the corresponding periods in the previous fiscal year, accompanied by the certificate of a Responsible Officer of such Person, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of such Person in accordance with GAAP, as at the end of, and for, such period (subject to the absence of footnotes and changes resulting from normal year-end audit adjustments).

           (c) Promptly upon receipt thereof, and in the form received, all audited and unaudited financial statements (whether quarterly or annual) received by either Borrower from any Person (other than an individual) whose income is accounted for through any of the Persons referenced in Section 5.01(b)(ii) and whose EBITDA or distributions, as the case may be, exceed 25% of Consolidated EBITDA.

           (d) Prompt written notice of the following:

           (i) the occurrence of any Default or Event of Default or Change in Control Event;

           (ii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

           (iii)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.01 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

           (e) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, and a copy of any response by the

                                                              Five-Year Facility

Company, or the Board of Directors of the general partner of the Company, to such letter or report.

           (f) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and each regular or periodic report and any registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency.

           (g) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Section 5.01.

           (h) From time to time such other information regarding the business, affairs or financial condition of the Company or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Required Lenders or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit 5.01 executed by a Responsible Officer of the Company (i) certifying as to the matters set forth therein and stating that no Event of Default or Default has occurred and is continuing (or, if any Event of Default or Default has occurred and is continuing, describing the same in reasonable detail), (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 6.07(a) and (b), and (iii) a statement, with respect to each Intercompany Note, of (A) the actual outstanding principal amount thereof, and the amount of any accrued and unpaid interest thereon, as at the end of the respective quarter or fiscal year, as the case may be, and (B) the highest and lowest principal amount thereof at any time outstanding during such quarter or fiscal year and the periods during such quarter or fiscal year during which the principal of such Intercompany Note was outstanding in each such amount.

           SECTION 5.02 Litigation. The Company shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Company or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Company will, and will cause each of the Subsidiaries to, promptly notify the Administrative Agent of any claim, judgment, Lien or other encumbrance affecting any property or assets of the Company or any such Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such property or assets shall exceed $10,000,000.

           SECTION 5.03 Existence, Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                                                              Five-Year Facility

           SECTION 5.04 Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.05 Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

           SECTION 5.06 Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

           SECTION 5.07 Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for (a) refinancing (i) amounts outstanding under the Existing Credit Agreement, (ii) the SFPP First Mortgage Notes and/or the SFPP Revolving Credit Facility, commercial paper back-up, and (b) working capital and other partnership purposes. No part of the proceeds of any Loan has been or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Letters of Credit (including the Existing Letters of Credit) that have been and that are to be issued under this Agreement shall as provided in Section 2.06(c) be subject to an aggregate limit of $100,000,000.

           SECTION 5.09 Further Assurances. The Company will cure promptly, or cause the Subsidiary Borrower to cure promptly, any defects in the creation and issuance of any Notes and the execution and delivery of this Agreement. The
Company at its expense will promptly execute and deliver, or cause the Subsidiary Borrower to execute and deliver, to the Administrative Agent upon request all such other documents, agreements and instruments to

                                                              Five-Year Facility
comply with or accomplish the covenants and agreements of the Borrowers in this Agreement and the other Loan Documents to which each such Borrower is a party.

           SECTION 5.10 Performance of Obligations. The Company will pay the Loans according to the reading, tenor and effect thereof; and the Company will do and perform or cause the Subsidiary Borrower to do and perform every act and discharge all of the Obligations to be performed and discharged by it under this Agreement, at the time or times and in the manner specified.

           SECTION 5.11 Lines of Business. The Company will, and will cause each Subsidiary to, be and remain engaged in only those lines of business in which the Company and such Subsidiaries are engaged on the date of this Agreement, any additional lines of business reasonably related thereto, and no others.

           SECTION 5.12 Intercompany Notes. The Company will cause each Subsidiary or each other Affiliate to execute a promissory note in favor of the Company in an original principal amount equal to the actual amount from time to time outstanding of Indebtedness of such Subsidiary or other Affiliate to the Company (being the sum of the amounts specified pursuant to clause (i) of the next sentence), and dated the Execution Date in the case of the Subsidiaries (other than Subsidiaries which conduct no business, have minimal assets and have no Indebtedness owing to the Company) on such date, in the case of any other Subsidiary, the date such Person becomes a Subsidiary and in the case of any other Affiliate, the first date on which any such Indebtedness is incurred by such other Affiliate (collectively, the "Intercompany Notes"). The Company will maintain accounts in which it shall record (i) the amount of the proceeds of each Loan, and each other amount, from time to time advanced to such Subsidiary or such Affiliate and the amount of each payment made by the Company to reimburse the Issuing Bank for any drawing made under any Letter of Credit on which such Subsidiary is an account party; (ii) the interest rate applicable to such advance or payment; and (iii) each payment of principal or interest made by such Subsidiary or other Affiliate.


                                   ARTICLE VI.
                               NEGATIVE COVENANTS

           Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

           SECTION 6.01 Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

           (a) in the case of the Subsidiary Borrower, Indebtedness in respect of the Subsidiary Borrower Letter of Credit;

                                                              Five-Year Facility

           (b) in the case of the Subsidiary Borrower, Indebtedness in respect of the Bonds;

           (c) in the case of SFPP, Indebtedness in respect of the SFPP First Mortgage Notes and Indebtedness under the SFPP Revolving Credit Facility not in excess of $380,000,000 aggregate principal amount for all such Indebtedness at any one time outstanding, but not any extension, refinancing, renewal or refunding thereof, except (i) (x) with Indebtedness of SFPP owing solely to the Company or (y) a refinancing of SFPP First Mortgage Notes solely with Indebtedness incurred under the SFPP Revolving Credit Facility, or (ii) if the Company shall furnish to the Administrative Agent an opinion of the Company=s independent public accountants to the effect that any such extension, refinancing, renewal or refunding thereof solely with Indebtedness of SFPP owing to the Company as contemplated by clause (i) (x) above would cause an acceleration of any tax liabilities of Burlington Northern Santa Fe Corporation or any of its Affiliates under applicable federal tax law, then SFPP may refinance, renew or refund not more than $190,000,000 of such Indebtedness with unsecured Indebtedness owing to one or more Persons other than the Company;

           (d) not in excess of $120,000,000 aggregate principal amount of Indebtedness of Plantation Pipe Line at any time outstanding, if it becomes a Subsidiary;

           (e) in the case of any Person (other than Plantation Pipe Line) that becomes a Subsidiary, Indebtedness existing at the time such Person becomes a Subsidiary and not incurred in contemplation thereof (which for purposes of this Agreement shall be deemed to be incurred at the time such Person becomes a Subsidiary), Indebtedness assumed by any Subsidiary in connection with its acquisition (whether by merger, consolidation or acquisition of all or substantially all of the assets) of another Person and Indebtedness refinancing (but not increasing) such Indebtedness, provided that at the time of and after giving effect to the incurrence or assumption of such Indebtedness or refinancing Indebtedness and the application of the proceeds thereof, as the case may be, the aggregate principal amount of all such Indebtedness, and of all Indebtedness previously incurred or assumed pursuant to this Section 6.01(e), and then outstanding, shall not exceed 50% of Consolidated EBITDA for the period of four full fiscal quarters of the Company and the Subsidiaries (and such Person on a pro forma basis) then most recently ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or
(b), as the case may be;

           (f)  Indebtedness of any Subsidiary to the Company; and

           (g) in the case of any Subsidiary, Indebtedness not otherwise permitted by Section 6.01(a), (b), (c), (d), (e) or (f) provided that at the time of and after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof the aggregate principal amount of all such Indebtedness, and of all Indebtedness previously incurred pursuant to this
Section 6.01(g), and then outstanding, shall not exceed 25% of Consolidated EBITDA for the period of four full fiscal quarters of the Company and the Subsidiaries then most recently ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), as the case may be;

                                                              Five-Year Facility
provided, however, that no Subsidiary shall create, incur or assume any indebtedness pursuant to any provision of this Section 6.01 if an Event of Default shall have occurred and be continuing or would result from such creation, incurrence or assumption.

           SECTION 6.02 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a)  Permitted Encumbrances;

           (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not extend to any other property or asset of the Company or such Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

           (c) Liens on properties or assets of SFPP securing the SFPP First Mortgage Notes and the SFPP Revolving Credit Facility; and

           (d) Liens existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary and securing Indebtedness permitted by Sections 6.01(d) and/or (e) in an aggregate principal amount at any one time outstanding not in excess of $100,000,000; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and
extensions,   renewals  and  replacements  thereof  that  do  not  increase  the outstanding principal amount thereof, and (iv) after giving effect to such acquisition or such Person becoming a Subsidiary, the Indebtedness secured by such Lien would be permitted by Section 6.01(e).

           SECTION 6.03 Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless: (a) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and (b) if the Company is involved in any such transaction the Company is the surviving entity or the recipient of any such sale, transfer, lease or other disposition of assets; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section 6.03, have the effect of releasing either Borrower from any of its obligations and liabilities under this Agreement.

                                                              Five-Year Facility

           SECTION 6.04 Restricted Payments. The Company will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

           SECTION 6.05 Transactions with Affiliates. The Company will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm=s-length basis from unrelated third parties, (b) transactions between or among the Company and the Subsidiaries not involving any other Affiliate, (c) any payment which would constitute a Restricted Payment but for the proviso to the definition of said term in Section 1.01 and (d) loans and advances by the Company to the General Partner to enable the General Partner to pay general and administrative costs and expenses pursuant to the partnership agreement of the Company and in accordance with past practices.

           SECTION 6.06 Restrictive Agreements. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of (a) any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other such Subsidiary or to Guarantee Indebtedness of the Company or any other such Subsidiary or (b) the Company or any Subsidiary to grant Liens to secure the Obligations (except for any agreement or arrangement with respect to the assets subject to the Liens permitted by Section 6.02(d) and except for Indebtedness issued by the Company pursuant to an Indenture dated as of January 29, 1999 among the Company, as Issuer, the Guarantors named therein and U.S. Trust Company of Texas, N.A., as Trustee thereunder); provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or the Companion Credit Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, or (iii) restrictions and conditions existing on the date hereof identified on Schedule 6.06 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iv) restrictions and conditions contained in the agreement pursuant to which the SFPP First Mortgage Notes were issued and in the SFPP Revolving Credit Facility.

           SECTION 6.07 Financial Covenants. The Company will observe each of the following requirements:

           (a) Ratio of Consolidated Indebtedness to Consolidated EBITDA. The Company will not at any time permit the ratio of Consolidated Indebtedness to Consolidated EBITDA for the four full fiscal quarters ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or
(b), as the case may be, to exceed 4.00 to 1.0. For purposes of this Section 6.07(a), if during any period the Company acquires any Person (or any interest in any Person) or all or substantially all of the assets of any Person, the EBITDA attributable to such assets or an amount equal to the percentage of ownership of the Company in

                                                              Five-Year Facility
such Person times the EBITDA of such Person, for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Required Lenders, not to be unreasonably withheld) may be included as Consolidated EBITDA for such period, if on the date of such acquisition no Indebtedness (other than Indebtedness permitted pursuant to Section 6.01) is incurred by reason of and giving effect to such acquisition and such Person, or the entity acquiring such assets, as the case may be, is a Subsidiary.

           (b) Ratio of Consolidated EBITDA to Consolidated Interest Expense. The Company will not at any time permit the ratio of Consolidated EBITDA for the four full fiscal quarters then most recently ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), as the case may be, to Consolidated Interest Expense for such four full fiscal quarters to be less than 3.50 to 1.0.

           SECTION 6.08 Amendments to Certain Agreements. The Company will not and will not permit any Subsidiary to amend its partnership agreement or operating agreement or in the case of SFPP, the SFPP Revolving Credit Facility, the SFPP First Mortgage Notes or the Note Agreement pursuant to which such First Mortgage Notes were issued, in each case, in any manner that could reasonably be expected to be adverse to the Lenders.


                                  ARTICLE VII.
                                EVENTS OF DEFAULT

           SECTION 7.01 Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

           (a) the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

           (b) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

           (c) any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of either Borrower herein, at the direction of either Borrower or by either Borrower in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be;

           (d) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d)(iii), 5.03 (with respect to such Borrower=s existence) or 5.08 or in Article VI;

                                                              Five-Year Facility

           (e) either Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Company by the Administrative Agent or any Lender or, (ii) an officer of either Borrower becomes aware of such failure;

           (f) other than as specified in Section 7.01(a) or (b), (i) the Company or any Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a), Section 7.01(b) or Article IX) or any payment in respect of any Hedging Agreement beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all Indebtedness or payment obligations in respect of all Hedging Agreements as to which such a payment default shall occur and be continuing is equal to or exceeds $5,000,000, or (ii) the Company or any Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $5,000,000; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is paid in full when due;

           (g) an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (h) the Company, or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (i) the Company or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                                                              Five-Year Facility

           (j) the General Partner fails to make (whether as primary obligator or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all such Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $10,000,000;

           (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

           (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or
(ii) $10,000,000 for all periods;

           (m) either Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Issuing Bank under any Letter of Credit or extending the Issuing Bank=s liability under such Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Issuing Bank;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy) to the Company (a "Notice of Default") take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against either Borrower (provided that, if an Event of Default specified in
Section 7.01(g) or Section 7.01(h) shall occur with respect to the Company or any Subsidiary, the result of which would occur upon the giving of a Notice of Default as specified in clauses (i), (ii) and (v) below, shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued facility fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Borrower; (iii) exercise any rights or remedies under the Loan Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to comply, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 7.01(g) or Section 7.01(h)) it will comply, with the provisions of Section 2.06(k).

                                                              Five-Year Facility

           SECTION 7.02 Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, acting at the request of the Required Lenders, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Administrative Agent and the Lenders under the Loan Documents and interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

           SECTION 7.03 Application of Moneys During Continuation of Event of Default. (a) So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative Agent from either Borrower under the Loan Documents shall, except as otherwise required by law, be distributed by the Administrative Agent on the dates selected by the Administrative Agent (individually, a "Distribution Date" and collectively, the "Distribution Dates") as follows:

           first, to payment of the unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to
           Section 10.03 and unpaid fees owing to the Administrative Agent pursuant to the Fee Letter;

           second, to the ratable payment of accrued but unpaid interest on the Obligations;

           third,   to  the  ratable   payment  of  unpaid   principal  of  the
           Obligations;

           fourth, to the ratable payment of all other amounts payable by the Borrowers hereunder;

           fifth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

           finally, to payment to the Borrowers, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

           (b) The term "unpaid" as used in this Section 7.03 shall mean all Obligations outstanding as of a Distribution Date (including any amounts unpaid under clause (v) of the last sentence of Section 7.01) as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 10.09 of which the Administrative Agent shall have been notified.

                                                              Five-Year Facility

                                  ARTICLE VIII.
                            THE ADMINISTRATIVE AGENT

           SECTION 8.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.05 and the first sentence of Section 8.06 shall include reference to its Affiliates and its Affiliates= officers, directors, employees, attorneys, accountants, experts and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, any other Loan Document or any other document referred to or provided for herein or therein or for any failure by either Borrower or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence or value of, or the perfection or priority of any Lien upon, any collateral security or the financial or other condition of the Company, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 8.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence, willful misconduct or unlawful conduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee named in any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any cash collateral that is permitted to be released pursuant to the terms of this Agreement.

           SECTION 8.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent in good faith.

           SECTION 8.03 Defaults; Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse LC

                                                              Five-Year Facility

Disbursements) unless the Administrative Agent has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default."In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default or Event of Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default or Event of Default.

           SECTION 8.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its issuance, or its participation in the issuance, of each Letter of Credit, First Union National Bank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. First Union National Bank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with either Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent. First Union National Bank and its Affiliates may accept fees and other consideration from the Company or the Subsidiary Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

           SECTION 8.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT RATABLY IN ACCORDANCE WITH THEIR APPLICABLE PERCENTAGES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 10.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE COMPANY UNDER SECTION 10.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE COMPANY UNDER SAID SECTION 10.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR
DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT OR THE DOCUMENTATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (A) THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR
(B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT OR THE DOCUMENTATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR

                                                              Five-Year Facility

UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT OR THE DOCUMENTATION AGENT.

           SECTION 8.06 Non-Reliance on Agents and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall be required to keep itself informed as to the performance or observance by either Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of either Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of either Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of its respective Affiliates. In this regard, each Lender acknowledges that Andrews & Kurth L.L.P. is acting in this transaction as special counsel to the Administrative Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.

           SECTION 8.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from the Required Lenders (or all of the Lenders as expressly required by Section 10.02) specifying the action to be taken, and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Required Lenders (or all of the Lenders as expressly required by Section 10.02) and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default or Event of Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or all of the Lenders as required by Section 10.02) in the written instructions (with indemnities) described in this
Section 8.07; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.

                                                              Five-Year Facility

           SECTION 8.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent=s giving of notice of resignation or the Required Lenders= removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent=s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

           SECTION 8.09 Duties of Syndication Agent and Documentation Agent. Notwithstanding the indemnity of the Syndication Agent and the Documentation Agent contained in Section 8.05 and in Section 10.03, neither the Syndication Agent nor the Documentation Agent shall have any duty, responsibility or liability in such capacity with respect to the administration or enforcement of this Agreement or any other Loan Document.


                                   ARTICLE IX.
                                    GUARANTY

           SECTION 9.01 Guaranty. (a) In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans and the Issuing Bank to maintain the Subsidiary Borrower Letter of Credit and to issue new Letters of Credit hereunder,  the  Company  hereby  absolutely,  unconditionally  and  irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Subsidiary Borrower, and all covenants of the Subsidiary Borrower, now or hereafter existing under this Agreement and the other Loan Documents to which the
Subsidiary Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Subsidiary Borrower under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code")), fees, commissions, expenses (including reasonable attorneys= fees and expenses) or otherwise (all such obligations being the "Guaranteed Obligations"). The Company agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Guaranty against the Company.

                                                              Five-Year Facility

           (b)  This  Guaranty  is  an  absolute,  unconditional,   present  and
continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Subsidiary Borrower or any other action, occurrence or circumstance whatsoever.

           SECTION 9.02 Continuing Guaranty. (a) The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. The Company agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and Loan Documents to which the Subsidiary Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Company, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Company is a party, the obligations of the Company under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

           (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Company, the Subsidiary Borrower, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

           (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Company or any other Person liable on the Guaranteed Obligations;

           (iii)the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company, the Subsidiary Borrower or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Company, the Subsidiary Borrower or any sale, lease or transfer of any or all of the assets of the Company or the Subsidiary Borrower, or any changes in the shareholders of the Company, the
      Subsidiary Borrower, or any reorganization of the Company or the Subsidiary Borrower;

           (iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations or any part thereof violate applicable usury laws,
      (E) the Company or the Subsidiary Borrower has

                                                              Five-Year Facility
      valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the Company or the Subsidiary Borrower, (F) the creation, performance or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

           (v) any full or partial release of the liability of the Company or the Subsidiary Borrower on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the Company that the Company may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Company has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person to perform the Guaranteed Obligations;

           (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

           (vii)any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

           (viii) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

           (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Company that the Company is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations;

           (x) any payment by the Subsidiary Borrower or the Company to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Administrative Agent or any Lender is required to

                                                              Five-Year Facility
      refund such payment or pay such amount to the Subsidiary Borrower or any other Person; or

           (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Company or increases the likelihood that the Company will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the Company that the Company shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of the Subsidiary Borrower Letter of Credit.

           (b) The Company further agrees that, to the fullest extent permitted by law, as between the Company, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VII for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Guaranteed Obligations, and (ii) in the event of any acceleration of the Guaranteed Obligations as provided in Article VII, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this Guaranty.

           SECTION 9.03 Effect of Debtor Relief Laws. If after receipt of any payment of all or any part of the Guaranteed Obligations, the Administrative Agent, the Issuing Bank or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment to any Person (a) because such payment is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, the Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, the Issuing Bank or any Lender with any such claimant (including the Subsidiary Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment had not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the Company shall be liable to pay the Administrative Agent, the Issuing Bank and the Lenders, and hereby does indemnify the Administrative Agent, the Issuing Bank and the Lenders and holds them harmless for the amount of such payment so surrendered and all reasonable expenses (including reasonable attorneys= fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, the Issuing Bank or any Lender in the defense of any claim made against it that any payment received by the Administrative Agent, the Issuing Bank or any Lender in respect of all or part of

                                                              Five-Year Facility
the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Subsidiary Borrower by virtue of any payment, court order or any Federal or state law.

           SECTION 9.04 Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the Subsidiary Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Company that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by the Company hereunder, to institute suit or exhaust its rights and remedies against the Subsidiary Borrower or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Company hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

           SECTION 9.05 Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents to which the Subsidiary Borrower is a party and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of the Subsidiary Borrower Letter of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.


                                   ARTICLE X.
                                  MISCELLANEOUS

           SECTION 10.01 Notices, Etc. The Administrative Agent, the Issuing Bank, any Lender or the holder of any of the Obligations, giving consent or notice or making any request of either Borrower provided for hereunder, shall notify each Lender (in the case of the Administrative Agent and/or the Issuing
Bank) and the Administrative Agent (in the case of a Lender) thereof. In the event that the holder of any Note or any of the Obligations (including any Lender) shall transfer such Note or Obligations, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including any Lender) unless and until the Administrative Agent receives written notice to the contrary. Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents,

                                                              Five-Year Facility
requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

           (a)  if to the Company, to it at:

                     1301 McKinney Street, Suite 3400
                     Houston, Texas 77010
                     Attention:David G. Dehaemers, Jr.
                     Telecopy No: (713) 276-3704;

           (b)  if to the Subsidiary Borrower, to it in care of the Company;

           (c) if to the Administrative Agent, to it at:

                     c/o First Union Securities, Inc.
                     1001 Fannin Street, Suite 2255
                     Houston, Texas 77002
                     Attention:Russell Clingman
                     Telecopy No.:  (713)-650-6354;

           (d) if to the Issuing Bank, to it at :

                     c/o First Union Securities, Inc.
                     1001 Fannin Street, Suite 2255
                     Houston, Texas 77002
                     Attention:Russell Clingman
                     Telecopy No.:  (713) 650-6354;

           (e) if to the Swingline Lender, to it at:

                     c/o First Union Securities, Inc.
                     1001 Fannin Street, Suite 2255
                     Houston, Texas 77002
                     Attention:Russell Clingman
                     Telecopy No.: (713) 650-6354; and

           (f) If to any other Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

           All Communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance

                                                              Five-Year Facility

(or other address designated by such party in a Communication to the other parties hereto), or telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto), or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent and Communications to the Administrative Agent, the Issuing Bank or the Swingline Lender pursuant to Article II shall be at the Principal Office.

           SECTION 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

           (b) No provision of this Agreement or any other Loan Document provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) release the Company from its guaranty contained in Article IX, change any of the provisions of this Section 10.02(b), Section 10.05 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, with the consent of Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Required Lenders" and provisions relating to the pro rata sharing of payments on substantially the same basis as the

                                                              Five-Year Facility

Revolving Loans and Commitments are included on the Execution Date); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

           SECTION    10.03   Payment  of  Expenses,   Indemnities,   etc.  The
Company agrees:

           (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement of this Agreement and the other Loan Documents, the reasonable fees and disbursements of counsel, including the allocated costs of inside counsel, for each of the Administrative Agent and the Issuing Bank, and each Lender); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of either Borrower under this Agreement.

           (b) TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE REASONABLY INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY EITHER BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR ANY LETTER OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE COMPANY OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF EITHER BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER

                                                              Five-Year Facility

IMPROPER  PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S) OR
(VIII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, OR THE DOCUMENTATION AGENT OR A LENDER=S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION.

           (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR ASSETS, INCLUDING THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES OR ASSETS, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR ASSETS OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES OR ASSETS WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWERS OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 10.03(c) IN RESPECT OF ANY PROPERTY OR ASSET FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY OR ASSET (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE IN POSSESSION OR OTHERWISE).

           (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations

                                                              Five-Year Facility
outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 10.03.

           (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Company of any such claim or demand being made against the Indemnified Party and the Company shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Company provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Company and such Indemnified Party.

           (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE INDEMNIFIED PARTY.

           (g) The Company=s obligations under this Section 10.03 shall survive any termination of this Agreement, the payment of the Loans and the expiration of the Letters of Credit and shall continue thereafter in full force and effect, for a period of six years.

           (h) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under this
Section 10.03, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender=s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

           (i) The Company shall pay any amounts due under this Section 10.03 within thirty (30) days of the receipt by the Company of notice of the amount due.

           SECTION  10.04  Successors  and  Assigns.   The  provisions  of  this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

                                                              Five-Year Facility
and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           SECTION   10.05   Assignments and Participations.

           (a) Neither Borrower may assign its rights or obligations hereunder or under the Notes or any Letter of Credit without the prior consent of all of the Lenders and the Administrative Agent.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender=s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender=s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender=s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for each such assignment (provided that the processing and recordation fee for each assignment made by any Lender party to this Agreement on the Execution Date shall be $2,000), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Company otherwise required under this Section 10.05(b) shall not be required if an Event of Default under Section 7.01(g) or Section 7.01(h) has occurred and is continuing. Upon acceptance and recording pursuant to Section 10.05(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender=s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.05(e).

           (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each

                                                              Five-Year Facility

Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by either Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee=s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.05(b) and any written consent to such assignment required by Section 10.05(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (e) Any Lender may, without the consent of either Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender=s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender=s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender=s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to Section 10.05(f), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.05(b), and be indemnified under Section 10.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the Participant to be bound by the provisions of Section 10.12.

           (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company=s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

                                                              Five-Year Facility

           (g) The Lenders may furnish any information concerning the Borrowers in the possession of the Lenders from time to time to assignees and Participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 10.12 hereof.

           (h) Notwithstanding anything in this Section 10.05 to the contrary, any Lender may assign and pledge its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

           (i) Notwithstanding any other provisions of this Section 10.05, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require either Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

           SECTION 10.06 Survival; Reinstatement. (a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

           (b) To the extent that any payments on the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received.

           SECTION 10.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any

                                                              Five-Year Facility
and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Information Memorandum). Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 10.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

           SECTION 10.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

           SECTION 10.10 Governing Law; Jurisdiction; Consent to Service of Process.

           (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO
RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH BORROWER AGREES TO DESIGNATE A NEW DESIGNEE,

                                                              Five-Year Facility

APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 10.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EITHER BORROWER IN ANY OTHER JURISDICTION.

           (c) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           (d) EACH PARTY HERETO HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.10.

           SECTION 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

                                                              Five-Year Facility

PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

           SECTION 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers and employees and to its agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender=s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and such Lender will provide prompt notice thereof to the Company), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender from a source other than a Borrower (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information). For the purposes of this
Section 10.12, "Information" means all information received from either Borrower relating to either Borrower or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, the Issuing Bank or any Lender other than through disclosure (a) by a Borrower, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.

           SECTION 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and,

                                                              Five-Year Facility
to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this
Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

           SECTION 10.14 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES AND (IN THE CASE OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE SYNDICATION AGENT) THE FEE LETTER AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

                                                              Five-Year Facility

           The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                                  By: Kinder Morgan G.P., Inc.,
                                      its General Partner



                                      By: /s/ David G. Dehaemers, Jr.
                                          ______________________________________
                                      Name:  David G. Dehaemers, Jr.
                                      Title: Vice President

                                  Address for Notices:

                                  1301 McKinney Street
                                  Suite 3450
                                  Houston, Texas 77010

                                  Telecopier No.:   (713) 844-9570
                                  Telephone No.:    (713) 844-9500
                                  Attention:        David G. Dehaemers, Jr.

                                  Chief Executive Office and Principal Place of Business:

                                  1301 McKinney Street
                                  Suite 3450
                                  Houston, Texas 77010

                                                              Five-Year Facility

                               KINDER MORGAN OPERATING L.P. "B",
                               as the Subsidiary Borrower and as a Subsidiary Guarantor

                                    By:   Kinder Morgan G.P., Inc.,
                                          its General Partner



                                          By: /s/ David G. Dehaemers, Jr.
                                             ___________________________________
                                          Name:  David G. Dehaemers, Jr.
                                          Title: Vice President

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.: (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention:      David G. Dehaemers, Jr.

                               Chief Executive Office and Principal Place
                                  of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                                                              Five-Year Facility

                                     LENDER:

Commitment: $31,250,000        FIRST UNION NATIONAL BANK, as the
                               Administrative Agent, the Issuing Bank,
                               the Swingline Lender and as a Lender



                               By:  /s/ Russell T. Clingman
                                    ____________________________________________
                                    Russell T. Clingman
                                    Vice President


                               Address for Notices:

                               First Union National Bank
                               301 South College Street, TW-10
                               Charlotte, North Carolina  28288-0608

                               Telecopier No.: (704) 383-0288
                               Telephone No.:  (704) 383-0281
                               Attention:      Syndication Agency Services


                               With copy to:

                               First Union Capital Markets Corp.
                               1001 Fannin, Suite 2255
                               Houston, Texas 77002

                               Telecopier No.: (713) 650-6354
                               Telephone No.:  (713) 346-2703
                               Attention:      Paul N. Riddle






                                                              Five-Year Facility

                                     LENDER:

Commitment: $31,250,000             BANK OF AMERICA, N.A.



                               By: /s/ Michael J. Dillon
                                   _____________________________________________
                               Name:  Michael J. Dillon
                               Title: Managing Director


                              Address for Notices:

                              Bank of America , N.A.
                              901 Main Street
                              Dallas, Texas 75202-3714

                              Telecopier No.: (214) 290-9462
                              Telephone No.:  (214) 209-2119
                              Attention:      Ramon Garcia



                              With copy to:

                              Bank of America, N.A.
                              333 Clay Street, Suite 4550
                              Houston, Texas 77002

                              Telecopier No.: (713) 651-4808
                              Telephone No.:  (713) 651-4880
                              Attention:      Pamela K. Rodgers

                                                              Five-Year Facility

                                    LENDER:

Commitment:   $20,000,000           BANK OF MONTREAL



                                    By: /s/ Cahal B. Carmody
                                        ________________________________________
                                    Name:  Cahal B. Carmody
                                    Title: Director


                                    Address for Notices:

                                    Bank of Montreal
                                    700 Louisiana Street
                                    Suite 4400
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 223-4007
                                    Telephone No.:  (713) 546-9750
                                    Attention:      Cahal B. Carmody

                                                              Five-Year Facility

                               LENDER:

Commitment:   $25,000,000      BANK ONE, NA
                               (Main Office - Chicago)



                               By: /s/ Joseph C. Giampetroni
                                   _____________________________________________
                               Name:  Joseph C. Giampetroni
                               Title: Vice President


                               Address for Notices:

                               Bank One, NA
                               1 Bank One Plaza
                               Suite IL1-0634
                               Chicago, Illinois 60670

                               Telecopier No.: (312) 732-4840
                               Telephone No.:  (312) 732-3659
                               Attention:      John Beirne


                               With copy to:

                               BancOne Capital Markets
                               910 Travis Street, 6th Floor
                               Houston, Texas   77002

                               Telecopier No.: (713) 751-3982
                               Telephone No.:  (713) 751-6174
                               Attention:      Jeanie Harman

                                                              Five-Year Facility

                               LENDER:

Commitment:   $20,000,000      BANKBOSTON, N.A.



                               By: /s/ Kristine Kasselman
                                   _____________________________________________
                               Name:  Kristine Kasselman
                               Title: Managing Director


                               Address for Notices:

                               BankBoston, N.A.
                               100 Federal Street
                               MA BOS 01-0804
                               Boston, Massachusetts 02110

                               Telecopier No.: (617) 434-3652
                               Telephone No.:  (617) 434-5472
                               Attention:      Terrence Ronan


                               With copy to:

                               BankBoston, N.A.
                               100 Federal Street
                               01-08-02
                               Boston, Massachusetts 02110

                               Telecopier No.: (617) 434-9820
                               Telephone No.:  (617) 434-9723
                               Attention:       Ruth Sawyer

                                                              Five-Year Facility

                                     LENDER:

Commitment:   $25,000,000     BARCLAYS BANK PLC



                               By: /s/ Nicholas A. Bell
                                   _____________________________________________
                               Name:  Nicholas A. Bell
                               Title: Director - Loan Transaction Management


                               Address for Notices:

                               Barclays Bank PLC
                               222 Broadway, 8th Floor
                               New York, New York   10038

                               Telecopier No.: (212) 412-7585
                               Telephone No.:  (212) 412-7584
                               Attention:      J. Onischuk


                               With a copy to:

                               Barclays Bank PLC
                               222 Broadway, 11th Floor
                               New York, New York   10038

                               Telecopier No.: (212) 412-5308
                               Telephone No.:  (212) 412-3710
                               Attention:      Hema Divatia


                                                              Five-Year Facility

                                     LENDER:

Commitment:   $17,500,000            THE CHASE MANHATTAN BANK



                                     By: /s/ Peter M. Ling
                                         _______________________________________
                                     Name:  Peter M. Ling
                                     Title: Vice President


                                     Address for Notices:

                                     The Chase Manhattan Bank
                                     270 Park Avenue, 21st Floor
                                     New York, New York   10017-2070

                                     Telecopier No.: (212) 270-3897
                                     Telephone No.:  (212) 270-4676
                                     Attention: Peter Ling


                                     With copy to:

                                     The Chase Manhattan Bank
                                     1 Chase Manhattan Plaza, 8th Floor
                                     New York, New York   10081

                                     Telecopier No.: (212) 552-5777
                                     Telephone No.:  (212) 552-7206
                                     Attention:      Tanya Mitchell-George


                                                              Five-Year Facility

                                     LENDER:

Commitment:   $17,500,000            CITIBANK, N.A.



                                     By: /s/ J. Christopher Lyons
                                         _______________________________________
                                     Name:  J. Christopher Lyons
                                     Title: Attorney-In-Fact


                                     Address for Notices:

                                     Citibank, N.A.
                                     1200 Smith Street, Suite 2000
                                     Houston, Texas 77002

                                     Telecopier No.: (713) 654-2849
                                     Telephone No.:  (713) 654-2887
                                     Attention:      Steve Baillie


                                     With copy to:

                                     Citibank, N.A.
                                     2 Penn=s Way, Suite 250
                                     New Castle, Delaware 19720

                                     Telecopier No.: (302) 894-6120
                                     Telephone No.:  (302) 894-6084
                                     Attention:      David Chiu


                                                              Five-Year Facility

                                     LENDER:

Commitment:   $20,000,000            COMMERZBANK AKTIENGESELLSCHAFT,
                                     NEW YORK BRANCH



                                     By: /s/ Harry P. Yergey
                                         _______________________________________
                                     Name:  Harry P. Yergey
                                     Title: SVP and Manager



                                     By: /s/ W. David Suettles
                                         _______________________________________
                                     Name:  W. David Suettles
                                     Title: Vice President


                                     Address for Notices:

                                     Commerzbank AG, Atlanta Agency
                                     Prominade 2, Suite 3500
                                     1230 Peachtree Street, NE
                                     Atlanta, Georgia   30309

                                     Telecopier No.:      (404) 888-6539
                                     Telephone No.:       (404) 888-6524
                                     Attention:           David Suttles


                                     With a copy to:

                                     Commerzbank AG, New York Branch
                                     2 World Financial Center, 33rd Floor
                                     New York, New York   10281-1050

                                     Telecopier No.: (212) 266-7204
                                     Telephone No.:  (212) 266-7562
                                     Attention:       Dianne Morgenegg


                                                              Five-Year Facility

                                   LENDER:

Commitment:   $17,500,000          CREDIT LYONNAIS NEW YORK BRANCH




                                   By: /s/ Phillipe Soustra
                                       _________________________________________
                                   Name:  Phillipe Soustra
                                   Title: Senior Vice President


                                   Address for Notices:

                                   Credit Lyonnais Houston Representative Office 1000 Louisiana, Suite 5360
                                   Houston, Texas   77002

                                   Telecopier No.: (713) 751-0307
                                   Telephone No.:  (713) 753-8734
                                   Attention:      Darrell Stanley


                                   With a copy to:

                                   Credit Lyonnais Houston Representative Office 1000 Louisiana, Suite 5360
                                   Houston, Texas  77002

                                   Telecopier No.: (713) 759-9766
                                   Telephone No.:  (713) 753-8723
                                   Attention:      Bernadette Archie




                                                              Five-Year Facility

                                     LENDER:

Commitment:   $17,500,000            PARIBAS



                                     By: /s/ Marian Livingston
                                         _______________________________________
                                     Name:  Marian Livingston
                                     Title: Vice President



                                     By: /s/ Betsy Jocher
                                         _______________________________________
                                     Name:  Betsy Jocher
                                     Title: Vice President


                                     Address for Notices:

                                     Paribas
                                     1200 Smith Street, Suite 3100
                                     Houston, Texas   77002

                                     Telecopier No.: (713) 659-6915
                                     Telephone No.:  (713) 659-4811
                                     Attention:      Marian Livingston


                                                              Five-Year Facility

                                     LENDER:

Commitment:   $27,500,000            SOCIE'TE' GE'NE'RALE



                                     By: /s/ Richard Gould
                                         _______________________________________
                                     Name:  Richard Gould
                                     Title: Director


                                     Address for Notices:

                                     Socie'te' Ge'ne'rale
                                     2001 Ross Avenue, Suite 4800
                                     Dallas, Texas 75201

                                     Telecopier No.: (214) 979-0171
                                     Telephone No.:  (214) 979-2769
                                     Attention:      Lia Guerra


                                     With copy to:

                                     Societe Generale
                                     1111 Bagby, Suite 2020
                                     Houston, Texas 77002

                                     Telecopier No.: (713) 650-0824
                                     Telephone No.:  (713) 759-6324
                                     Attention:      Richard Gould


                                                              Five-Year Facility

                                     LENDER:

Commitment:   $12,500,000            SUNTRUST BANK, ATLANTA



                                     By: /s/ Deborah S. Armstrong
                                         _______________________________________
                                     Name:  Deborah S. Armstrong
                                     Title: Vice President


                                     Address for Notices:

                                     SunTrust Bank, Atlanta
                                     303 Peachtree Street, N.E.
                                     Atlanta, Georgia 30308

                                     Telecopier No.: (404) 827-6270
                                     Telephone No.:  (404) 658-4916
                                     Attention:      Steve Newby


                                     With copy to:

                                     SunTrust Bank, Atlanta
                                     25 Park Place, 21st Floor M/C 1941
                                     Atlanta, Georgia 30303

                                     Telecopier No.: (404) 575-2730
                                     Telephone No.:  (404) 230-1939
                                     Attention:      Roshawn Orise

                                                              Five-Year Facility

                                  LENDER:

Commitment:   $17,500,000         WELLS FARGO BANK (TEXAS),
                                  NATIONAL ASSOCIATION



                                  By: /s/ J. Alan Alexander
                                       _________________________________________
                                  Name:  J. Alan Alexander
                                  Title: Vice President


                                  Address for Notices:

                                  Wells Fargo Bank (Texas), National Association Energy Department
                                  1000 Louisiana, Third Floor
                                  Houston, Texas   77002

                                  Telecopier No.: (713) 739-1087
                                  Telephone No.:  (713) 319-1368
                                  Attention:      J. Alan Alexander


                                  With copy to:

                                  Wells Fargo Bank
                                  201 Third Street, 8th Floor
                                  San Francisco, California   94103

                                  Telecopier No.: (415) 979-0675
                                  Telephone No.:  (415) 477-5425
                                  Attention:      Stephen Eiring







                                                              Five-Year Facility

                                                                   EXHIBIT 1.01A

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE

Transaction:    Kinder Morgan Energy Partners, L.P.
To:             Nicole Ray, Syndications Agency Services
Fax No.:        (704) 383-0288

                              --------------------------------------
1)  Name of entity to
    appear on Signature
    Page:
                              --------------------------------------

                              --------------------------------------
2)  Name of person to
    receive Draft Credit
    Agreement:
                              --------------------------------------

                  --------------------------------------------------

                       CREDIT         OPERATIONS          LEGAL
                      CONTACT           CONTACT          COUNSEL
                  --------------------------------------------------

Name:
                  --------------------------------------------------

Title:
                  --------------------------------------------------

Street Address:
(for courier):
                  --------------------------------------------------

Telephone No.:
                  --------------------------------------------------

Fax No.:
                  --------------------------------------------------

                              PAYMENT INSTRUCTIONS

      Via Fed Wire:_____________________________________________________________
                     (Name of Bank)       (ABA #)

                                                                           _____
                     (Further Credit)          (Attention)    (Reference)

                Ref.:___________________________________________________________

--------------------------------------------------------------------------------
                        FIRST UNION PAYMENT INSTRUCTIONS

                    Pay to:    First Union National Bank of North Carolina
                               ABA # 053 000 219
                               Charlotte, NC
                               Attention: Syndication Agency Services
                               R/C 5007 G/L #465906
                               Ref.: Kinder Morgan Energy Partners, L.P.
--------------------------------------------------------------------------------

                                                              Five-Year Facility

                                                                   EXHIBIT 1.01B



                        FORM OF ASSIGNMENT AND ACCEPTANCE

                             Dated: ________________


      Reference is made to the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Company"), Kinder Morgan Operating L.P. "B", a Delaware limited partnership (the "Subsidiary Borrower"), the Lenders named therein, First Union National Bank, as the Administrative Agent (the "Administrative Agent"), Bank of America, N.A., as the Syndication Agent (the "Syndication Agent") and Societe Generale, as Documentation Agent (the "Documentation Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      This Assignment and Acceptance, between the Assignor (as defined and set forth in Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date of Assignment (as set forth on Schedule I hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date of Assignment, an undivided interest (the "Assigned Interest") in and to all the Assignor=s rights and obligations under the Credit Agreement respecting those, and only those, credit facilities contained in the Credit Agreement as set forth on Schedule I (collectively, the "Assigned Facilities", individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule I.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their respective Subsidiaries or the performance or observance by the Borrowers or their respective Subsidiaries of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note if any, held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Administrative Agent exchange such Note(s) for a new Note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note payable to the Assignee in the amount which reflects the assignment being made hereby (and after giving

                                                              Five-Year Facility
effect to any other assignments which have become effective on the Effective Date of Assignment).

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.07 thereof, or if later, the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis;
(iii) agrees that it will independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such other documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as such agent on its behalf and to exercise such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) confirms that it is an Eligible Assignee;
(vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Services of the United States certifying as to the Assignee=s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate by an applicable tax treaty, and (viii) has supplied the information requested on the administrative questionnaire provided by the Administrative Agent.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and the Borrowers and recording by the Administrative Agent pursuant to Section 10.05 of the Credit Agreement, effective as of the Effective Date of Assignment (which Effective Date of Assignment shall, unless otherwise agreed to by the Administrative Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

      5. Upon such acceptance and recording, from and after the Effective Date of Assignment, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date of Assignment or accrue subsequent to the Effective Date of Assignment. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date of Assignment by the Administrative Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date of Assignment, (i) the Assignee shall be party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                                                              Five-Year Facility

      7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.


                                                              Five-Year Facility

               Schedule I to Assignment and Acceptance


Legal Name of Assignor:       _______________________________________

Legal Name of Assignee:       _______________________________________

Effective Date of Assignment: _______________________________________


                                              Percentage Assigned of Each
                                Principal       Facility (to at least 8
     Assigned Facilities        Amount of        decimals) (Shown as a
     -------------------        Assigned        percentage of aggregate
                                Interest         held by all applicable
                                --------                Lenders)
                                               ---------------------------



Commitment                      $________                ________%

Revolving Loans                 $________                ________%

LC Exposure                     $________                ________%

Swingline Exposure              $________                ________%

Competitive Loans               $________                ________%

         Total                  $________












                                                              Five-Year Facility

                                                                 EXHIBIT 1.01C-2


                        OTHER EXISTING LETTERS OF CREDIT



                                      NONE


                                                              Five-Year Facility

                                                                  EXHIBIT 1.01-D


                            FORM OF COMPETITIVE NOTE


$300,000,000.00                                             _____________, _____

         FOR VALUE RECEIVED, the undersigned, KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership, (the "Company"), HEREBY PROMISES TO PAY to the order of ________________________________ (the "Lender"), the lesser of (i)
$300,000,000 and (ii) the aggregate amount of Competitive Loans made by the Lender and outstanding on the Maturity Date. The principal amount of the Competitive Loans made by the Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Subsidiary Borrower, the Lender, certain other lenders that are party thereto, the Syndication Agent, the Documentation Agent and First Union National Bank, as the Administrative Agent for the Lender and such other lenders. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

         The Company promises to pay interest on the unpaid principal amount of each Competitive Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to the Administrative Agent at the Principal Office, or at such other place as the Administrative Agent shall designate in writing to the Company.

         This Note is one of the Competitive Notes referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things (a) provides for the making of Competitive Loans by the Lender and the other lenders to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

         This Note may be held by the Lender for the account of its applicable lending office and may be transferred from one lending office to another lending office from time to time as the Lender may determine.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or

                                                              Five-Year Facility
substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

         This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By: Kinder Morgan G.P., Inc.,
                                   its General Partner


                                   By: _________________________________________
                                   Name:
                                   Title


                                                              Five-Year Facility

                                                                  EXHIBIT 1.01-E


                             FORM OF REVOLVING NOTE


[$________________]                                         _____________, _____

         FOR VALUE RECEIVED, the undersigned, KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership, (the "Company"), HEREBY PROMISES TO PAY to the order of _______________________________________________________ (the
"Lender"), the lesser of (i) such Lender=s Commitment and (ii) the aggregate amount of Revolving Loans made by the Lender and outstanding on the Maturity Date. The principal amount of the Revolving Loans made by the Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Subsidiary Borrower, the Lender, certain other lenders that are party thereto, the Syndication Agent, the Documentation Agent and First Union National Bank, as Administrative Agent for the Lender and such other lenders. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

         The Company promises to pay interest on the unpaid principal amount of each Revolving Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to the Administrative Agent at its Principal Office, or at such other place as the Administrative Agent shall designate in writing to the Company.

         This Note is one of the Revolving Notes referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things (a) provides for the making of Revolving Loans by the Lender and the other lenders to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

         This Note may be held by the Lender for the account of its applicable lending office and may be transferred from one lending office to another lending office from time to time as the Lender may determine.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or

                                                              Five-Year Facility
substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

         This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                                 as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                                   By: _________________________________________
                                   Name:
                                   Title:

                                                              Five-Year Facility

                                                                  EXHIBIT 1.01-F


                             FORM OF SWINGLINE NOTE


$25,000,000                                                ______________, _____


         FOR VALUE RECEIVED, the undersigned, KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Company"), HEREBY PROMISES TO PAY to the order of __________________________________________________ (the "Swingline
Lender"), the lesser of (i) $25,000,000 and (ii) the aggregate amount of Swingline Loans made by the Swingline Lender and outstanding on the Maturity Date. The principal amount of the Swingline Loans made by the Swingline Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Credit Agreement dated as of [September 28], 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Subsidiary Borrower, the Swingline Lender, certain other lenders that are party thereto, the Syndication Agent, the Documentation Agent and First Union National Bank, as Administrative Agent for the Swingline Lender and such other lenders. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

         The Company promises to pay interest on the unpaid principal amount of each Swingline Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to the Swingline Lender at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other place as the Swingline Lender shall designate in writing to the Company.

         This Note is the Swingline Note referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things (a) provides for the making of Swingline Loans by the Swingline Lender to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.


                                                              Five-Year Facility

         This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                                 as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                                   By: _________________________________________
                                   Name:
                                   Title:



                                                              Five-Year Facility

                                                                    EXHIBIT 2.03


                            FORM OF BORROWING REQUEST

                                Dated __________



First Union National Bank,
    as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

      This Borrowing Request is delivered to you by Kinder Morgan Energy Partners, L.P. (the "Company"), a Delaware limited partnership, under Section
2.03 of the Credit Agreement dated as of September 29, 1999, (as restated, amended, modified, supplemented and in effect, the "Credit Agreement") by and among the Company, the Subsidiary Borrower, the Lenders party thereto, First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Societe Generale, as Documentation Agent.

      1. The Company hereby requests that the Lenders make a Loan or Loans in the aggregate principal amount of $______________ (the "Revolving Loan" or the "Revolving Loans").1/

     2. The Company hereby requests that the Revolving Loan or Revolving Loans be made on the following Business Day:__________________.2/

      3. The Company hereby requests that the Revolving Loan or Revolving Loans bear interest at the following interest rate, plus the Applicable Margin, as set forth below:




                    Principal                                  Maturity Date for
   Type of        Component of   Interest  Interest Period    Interest Period(if
Revolving Loan   Revolving Loan    Rate    (if applicable)        applicable)
--------------   --------------    ----    ---------------        ----------


     _________________________________

     1 Complete with an amount in accordance with Section 2.03 of the Credit Agreement.

     2 Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement.





                                                              Five-Year Facility

      4. The Company hereby requests that the funds from the Revolving Loan or Revolving Loans be disbursed to the following bank account:
____________________________________.

      5. After giving effect to the requested Revolving Loan, the sum of the Revolving Credit Exposures, plus the aggregate principal amount of Competitive Loans outstanding as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

      6. All of the conditions applicable to the Revolving Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loans.

      7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this _____ day of _______________, ______.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                               By: _________________________________________
                               Name:
                               Title:
                                                              Five-Year Facility

                                                                  EXHIBIT 2.04-A


                        FORM OF COMPETITIVE BID REQUEST





First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina   28288-0608

Attention: Syndication Agency Services

Ladies and Gentlemen:

           Reference is made to the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among the undersigned, the Subsidiary Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)   Borrowing Date of Competitive
      Borrowing (which is a Business Day)                ______________________

(B)   Aggregate Principal Amount of
      Competitive Borrowing 1/                           ______________________

(C)   Interest rate basis 2/                             ______________________

_______________________________

          1 Not less than $25,000,000 or greater than the unused Total Commitment and in integral multiples of $1,000,000.

          2 Eurodollar Competitive Borrowing or Fixed Rate Borrowing.

                                                              Five-Year Facility

(D)   Interest Period and the last
      day thereof 3/                                     ______________________

(E)   Location  and  number  of  Company's  account
      to  which  funds  are to be deposited              ______________________

           By the delivery of this Competitive Bid Request and the acceptance of any or all of the Competitive Loans offered by the Lenders in response to this Competitive Bid Request, the undersigned shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article III of the Credit Agreement have been satisfied with respect to the Competitive Borrowing requested hereby.

                                Very truly yours,

                                KINDER MORGAN ENERGY PARTNERS, L.P.,
                                as the Company

                                By:  Kinder Morgan G.P., Inc.,
                                     its General Partner


                                By: _________________________________________
                                Name:
                                Title:



_____________________________

     3 Which shall have a duration (i) in the case of a Eurodollar Loan, of one, two, three or six months and (ii) in the case of Fixed Rate Loan, of not less than seven days nor more than 180 days, and which, in either case, shall end not later than the Maturity Date.

                                                              Five-Year Facility

                                                                  EXHIBIT 2.04-B


              FORM OF NOTICE TO LENDERS OF COMPETITIVE BID REQUEST



[Name of Lender]
[Address of Lender]

                                                                          [Date]

Attention:

Ladies and Gentlemen:

           Reference is made to the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Kinder Morgan Energy Partners, L.P. (the "Company"), the Subsidiary Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent, and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Competitive Bid Request requesting a Competitive Bid on __________, , pursuant to Section 2.04(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time] .1/ Your Competitive Bid must comply with Section 2.04(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)   Date of Competitive Borrowing               _____________________________

(B)   Principal amount of
      Competitive Borrowing                       _____________________________

(C)   Interest rate basis                         _____________________________
      (i.e., Eurodollar or Fixed Rate)

(D)   Interest Period and the last
      day thereof 2/                              _____________________________

__________________________

     1 The Competitive Bid must be received by teh Administrative Agent (i) in the case of Eurodollar Loans, not later than 10:00 a.m. Charlotte, North Carolina, time, three Business days before the Borrowing Date of a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., Charlotte, North Carolina, time on the Borrowing Date of a proposed Competitive Borrowing.

     2 Which may not be a date later than the Maturity Date.

                                                              Five-Year Facility

                                Very truly yours,

                                FIRST UNION NATIONAL BANK,
                                as Administrative Agent



                                By:   _________________________________________
                                Name: _________________________________________
                               Title: _________________________________________

                                                              Five-Year Facility

                                                                  EXHIBIT 2.04-C


                            FORM OF COMPETITIVE BID

First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina   28228-0608                                    [Date]

Attention:    Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Credit Agreement dated as of [September 28], 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Kinder Morgan Energy Partners, L.P. (the "Company"), the Subsidiary Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.04(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on _________________, ______, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)   Principal Amount 1/                     _________________________________

(B)   Competitive Bid Rate 2/                 _________________________________

(C)   Interest Period and
      the last day thereof 3/                 _________________________________

           The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.04(d) of the Credit Agreement.

                                 Very truly yours,

                                 [NAME OF BANK]



                                 By:  _________________________________________
                                 Name:
                                 Title:

_______________________________

     1 Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,00 above said $5,000,000. Multiple bids will be accepted by the Administrative Agent.

     2 i.e. LIBOR Rate + or - ____%, in the case of Eurodollar Loans, or ____%, in the case of Fixed Rate Loan (in each case, expressed in the form of a decimal to no more than four decimal places).

     3 The Interest Period must be the Interest perio specified in the Competitive Bid Request.

                                                              Five-Year Facility

                                                                    EXHIBIT 2.06


                        FORM OF LETTER OF CREDIT REQUEST

                                Dated __________


First Union National Bank,
    as Administrative Agent and as Issuing Bank
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

      This Letter of Credit Request is delivered to you by Kinder Morgan Energy Partners L.P. (the "Company"), a Delaware limited partnership, under Section
2.06 of the Credit Agreement dated as of September 29, 1999, (as restated, amended, modified, supplemented, and in effect from time to time, the "Credit Agreement") by and among the Company, the Subsidiary Borrower, the Lenders party thereto, First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Societe Generale, as Documentation Agent.

      The Company hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the "Proposed Letter of Credit") as required by Section 2.06(c) of the Credit Agreement. The Proposed Letter of Credit must be issued:

           (a)  on or before ____________________, _____ 1/

           (b)  for the benefit of ____________ whose address is ______________

           (c)  in the amount of $____________

           (d) having an expiry date of ________________, _____ 2/

           (e) attached hereto is any special language to be incorporated into the Proposed Letter of Credit.

                                 or


______________________________

     1 Must be a date not earlier than five Business Days after notice is given to the Issuing Bank.

     2 Must comply with Section 2.06(d) of the Credit Agreement.

                                                              Five-Year Facility

     The Company hereby refers to Letter of Credit Number ____ (the "Expiring Letter of Credit") which has an existing expiry date of _____________. The Company hereby requests that [the expiry date of the Expiring Letter of Credit be extended to ______________2/] [the Issuing Bank permit the expiry date of the Expiring Letter of Credit be extended to _______________.2/]

      1. After giving effect to the Proposed Letter of Credit, neither the LC Exposure nor the sum of the Revolving Credit Exposures, plus the aggregate principal amount of Competitive Loans exceeds the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

      2. All of the conditions applicable to the Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of the Proposed Letter of Credit.

      3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Letter of Credit Request this _____ day of _______________, _____.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                                    By:  ______________________________________
                                    Name:
                                    Title:


                                                              Five-Year Facility

                                                                    EXHIBIT 2.07


                     FORM OF NOTICE OF ACCOUNT DESIGNATION

                               Dated ___________


First Union National Bank,
    as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

      This Notice of Account Designation is delivered to you by Kinder Morgan Energy Partners, L.P. (the "Company"), a Delaware limited partnership, under
Section 2.07 of the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") by and among the Company, the Subsidiary Borrower, the Lenders party thereto, First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Societe Generale, as Documentation Agent.

      The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                          [Insert name of bank/
                          ABA Routing Number/
                          and Account Number]

      IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of ___________________, ____.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                                    By:  ______________________________________
                                    Name:
                                    Title:

                                                              Five-Year Facility

                                                                    EXHIBIT 2.08


                       FORM OF INTEREST ELECTION REQUEST

                              Dated _____________


First Union National Bank,
    as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Interest Election Request (the "Request") is delivered to you under Section 2.08 of the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), by and among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Company"), the Subsidiary Borrower, the Lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Societe Generale, as Documentation Agent.

      1. This Interest Election Request is submitted for the purpose of:

           (a) [Converting] [Continuing] a ____________ Revolving Loan [into] [as] a ____________ Loan. 1/

           (b) The aggregate outstanding principal balance of such Revolving Loan is $______________.

           (c) The last day of the current Interest Period for such Revolving Loan is _____________ 2/

           (d) The principal amount of such Revolving Loan to be [converted] [continued] is $_____________. 3/


____________________________

     1 Delete the bracketed language and insert "Alternate Base Rate" or "LIBOR Rate", as applicable, in each blank.

     2 Insert applicable date for any Eurodollar Loan being converted or continued.

     3 Complete with an amount in compliance with Section 2.08 of the Credit Agreement.

                                                              Five-Year Facility

           (e) The requested effective date of the [conversion] [continuation] of such Revolving Loan is _______________. 4/

           (f) The requested Interest Period applicable to the [converted] [continued] Revolving Loan is ____________________. 5/

      2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Revolving Loan requested herein.

      3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.


      IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this _____ day of ___________________, ____.


                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner


                                    By:   _____________________________________
                                    Name:
                                    Title:

________________________________

     4 Complete with a Business Day in compliance with Section 2.08 of the Credit Agreement.

     5 Complete for each Eurodollar Loan in compliance with the definition of the term "Interest Period" specified in Section 1.01.

                                                              Five-Year Facility

                                                                    EXHIBIT 2.11

                          FORM OF NOTICE OF PREPAYMENT

First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina   28228-0608

Attention:    Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Notice of Prepayment is delivered to you by Kinder Morgan Energy Partners, L.P. (the "Company"), a Delaware limited partnership, under
Section 2.11 of the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), by and among the Company, the Subsidiary Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent, and First Union National Bank, as the Administrative Agent.

      1. The Company hereby provides notice to the Administrative Agent that the Company shall repay the following ABR Loans and/or Eurodollar Loans and or Swingline Loans in the amount of $_____________. 1/

      2. The Company shall repay the above-referenced Loans on the following Business Day: ___________________. 2/

      3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this _____ day of _______________, _____.

                               KINDER MORGAN ENERGY PARTNERS, L.P.,
                               as the Company

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner

                                    By:  ______________________________________
                                    Name:
                                    Title:


____________________________

     1 Complete with an amount in accordance with Section 2.11(b) of the Credit Agreement.

     2 Complete with a Business Day in accordance with Section 2.11(b) of the Credit Agreement.

                                                              Five-Year Facility

                                  EXHIBIT 5.01



                         FORM OF COMPLIANCE CERTIFICATE


           The undersigned hereby certifies that he is the ____________________________ of the KINDER MORGAN G.P., INC., a Delaware
corporation, general partner of KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Company"), and that as such he is authorized to execute this certificate on behalf of the Company. With reference to the Credit Agreement dated as of September 29, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Agreement") among the Company, the Subsidiary Borrower, the Syndication Agent, the Documentation Agent and First Union National Bank, as Administrative Agent, for the lenders (the "Lenders"), which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

           (a) The  representations and warranties of the Borrowers contained in
      Article IV of the Agreement and otherwise made in writing by or on behalf of the Borrowers pursuant to the Agreement were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

           (b) Each Borrower has performed and complied with all agreements and conditions contained in the Agreement to which it is a party required to be performed or complied with by it prior to or at the time of delivery hereof.

           (c) Since ________________, no change as occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Company or any Subsidiary which would have a Material Adverse Effect.

           (d) There currently does not exist, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, there will not exist, any Default or Event of Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Indebtedness of the Company or any Subsidiary, or under any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

           (e) Attached hereto are the detailed computations necessary to determine whether the Company is in compliance with Sections 6.07(a) and
      (b) of the Agreement as of the end of the [fiscal quarter][fiscal year] ending ________________.


                                                              Five-Year Facility

           (f) Attached hereto with respect to each Intercompany Note are the matters required by clause (iii) of the last sentence of Section 5.01 of the Agreement.

           EXECUTED AND DELIVERED this _____ day of ________________, ______.

                               KINDER MORGAN ENERGY PARTNERS, L.P.

                               By:  KINDER MORGAN G.P., INC.,
                                    its General Partner


                                    By: _______________________________________
                                    Name:
                                    Title:

                                                              Five-Year Facility